                                                                    EXHIBIT 10.5


===============================================================================

                  KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
                                     Issuer

                                STANTRANS, INC.
                                      and
                         KANEB PIPE LINE PARTNERS, L.P.
                                      and
                        SUPPORT TERMINAL SERVICES, INC.
                                      and
                 SUPPORT TERMINALS OPERATING PARTNERSHIP, L.P.
                                      and
                            STANTRANS HOLDINGS, INC.
                                      and
                            STANTRANS PARTNERS, L.P.
                                 as Guarantors

                          ____________________________

                            NOTE PURCHASE AGREEMENT

                           dated as of June 27, 1996

                          ____________________________


                            FIRST MORTGAGE NOTES OF
                  KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.


===============================================================================

                               TABLE OF CONTENTS


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                                                                                                               ----
NOTE PURCHASE AGREEMENT.........................................................................................  1
         SECTION 1.  THE NOTES AND NOTE AGREEMENTS..............................................................  1
                  1.1      Series C Notes.......................................................................  1
                  1.2      Series D Notes.......................................................................  2
                  1.3      Series E Notes.......................................................................  3
                  1.4      Series F Notes.......................................................................  4
                  1.5      Closing..............................................................................  4
                  1.6      Acquisition for Investment; ERISA....................................................  5
         SECTION 2.  REPRESENTATIONS AND WARRANTIES.............................................................  5
                  2.1      Financial Statements.................................................................  5
                  2.2      Private Placement Memorandum.........................................................  6
                  2.3      No Material Adverse Change...........................................................  6
                  2.4      Subsidiaries; Organization, Authority and Good Standing..............................  6
                  2.5      Title to Properties; Liens and Leases; Existing Debt and Investments.................  7
                  2.6      Licenses.............................................................................  7
                  2.7      Binding Obligations..................................................................  8
                  2.8      Litigation; Compliance with Laws.....................................................  8
                  2.9      No Burdensome Provisions.............................................................  8
                  2.10     Compliance with Other Instruments, etc...............................................  9
                  2.11     Use of Proceeds; Federal Reserve Board Regulations...................................  9
                  2.12     ERISA................................................................................ 10
                  2.13     Tax Liability........................................................................ 10
                  2.14     Governmental Action.................................................................. 11
                  2.15     Offering of Notes.................................................................... 11
                  2.16     Environmental Matters................................................................ 12
                  2.17     Disclosure........................................................................... 12
                  2.18     Solvency............................................................................. 13
                  2.19     Status Under Certain Statutes........................................................ 13
         SECTION 3.  CONDITIONS OF CLOSING...................................................................... 13
                  3.1      Conditions to Purchase and Sale of Notes............................................. 13
         SECTION 4.  PREPAYMENTS AND PAYMENTS OF THE NOTES...................................................... 16
                  4.1      Optional Prepayments................................................................. 16
                  4.2      Allocation of Prepayments............................................................ 16
                  4.3      Acquisition of Notes; No Reissuance.................................................. 16
         SECTION 5.  FINANCIAL STATEMENTS, ETC.................................................................. 17
         SECTION 6.  INSPECTION; CONFIDENTIALITY................................................................ 20
         SECTION 7.  AFFIRMATIVE COVENANTS...................................................................... 21
                  7.1      Maintenance of Office or Agency...................................................... 21
                  7.2      To Keep Books........................................................................ 22
                  7.3      Payment of Taxes; Corporate Existence; Maintenance of Properties..................... 22
                  7.4      To Insure............................................................................ 22
                  7.5      Compliance with Laws................................................................. 23
         SECTION 8.  NEGATIVE COVENANTS......................................................................... 24
                  8.1      Funded Debt.......................................................................... 24
                  8.2      Liens................................................................................ 24
                  8.3      Restricted Payments.................................................................. 27
                  8.4      Merger or Consolidation.............................................................. 27
                  8.5      Disposition of Assets................................................................ 28
                  8.6      Investments.......................................................................... 29
                  8.7      Sale and Leaseback................................................................... 29
                  8.8      Transactions with Affiliates......................................................... 29
                  8.9      Fiscal Year.......................................................................... 29
                  8.10     Subsidiaries......................................................................... 29
                  8.11     Restricted Subsidiaries.............................................................. 29
         SECTION 9.  DEFINITIONS AND ACCOUNTING................................................................. 30
         SECTION 10.  SECURITY.................................................................................. 43
                  10.1     The Security......................................................................... 43
                  10.2     Agreement to Deliver Security Documents.............................................. 43
                  10.3     Perfection and Protection of Security Interests and Liens............................ 44
                  10.4     Additional Secured Debt.............................................................. 44
         SECTION 11.  DEFAULTS AND REMEDIES..................................................................... 45
                  11.1     Events of Default.................................................................... 45

                                                                                                               Page
                                                                                                               ----
                  11.2     Suits for Enforcement................................................................ 49
                  11.3     Remedies Cumulative.................................................................. 50
                  11.4     Remedies Not Waived.................................................................. 50
                  11.5     Indemnity............................................................................ 50
         SECTION 12.  CONSENTS, WAIVERS AND AMENDMENTS.......................................................... 51
         SECTION 13.  SPECIAL RIGHTS OF PURCHASER............................................................... 53
                  13.1     Method of Payment; Indemnity; Notation Prior to Transfer............................. 53
                  13.2     Expenses............................................................................. 54
         SECTION 14.  REGISTRATION, TRANSFER OR EXCHANGE OF NOTES............................................... 55
                  14.1     Note Register........................................................................ 55
                  14.2     Surrender for Transfer............................................................... 55
                  14.3     Loss, Theft, Destruction or Mutilation of Notes...................................... 56
                  14.4     Holders.............................................................................. 56
         SECTION 15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SUCCESSORS AND ASSIGNS........................ 56
         SECTION 16.  NOTICES AND OTHER COMMUNICATIONS.......................................................... 56
         SECTION 17.  SEVERABILITY.............................................................................. 57
         SECTION 18.  REFERENCES AND TITLES..................................................................... 57
         SECTION 19.  COUNTERPARTS.............................................................................. 57
         SECTION 20.  GOVERNING LAW............................................................................. 57
         SECTION 21.  LIMITATION ON INTEREST ................................................................... 58

EXHIBIT A - FORM OF SERIES C NOTE
EXHIBIT B - FORM OF SERIES D NOTE
EXHIBIT C - FORM OF SERIES E NOTE
EXHIBIT D - FORM OF SERIES F NOTE
EXHIBIT E - FORM OF SOLVENCY CERTIFICATE
EXHIBIT F - FORM OF INSTRUMENT OF TRANSFER
EXHIBIT G - FORM OF OPINION OF NEW YORK COUNSEL
EXHIBIT H - FORM OF OPINION OF COUNSEL OF THE KPP COMPANIES

SCHEDULE 1 - LIST OF SERIES C NOTES AND HOLDERS
SCHEDULE 2 - LIST OF SERIES D NOTES AND HOLDERS
SCHEDULE 3 - LIST OF SERIES E NOTES AND HOLDERS
SCHEDULE 4 - LIST OF SERIES F NOTES AND HOLDERS
SCHEDULE 5 - SECURITY SCHEDULE
SCHEDULE 6 - LIST AND DESIGNATION OF SUBSIDIARIES
SCHEDULE 7 - LIST OF DEBT AND LIENS
SCHEDULE 8 - LIST OF INVESTMENTS
SCHEDULE 9 - LIST OF LITIGATION AND JUDGMENTS
SCHEDULE 10 - ENVIRONMENTAL DISCLOSURES
SCHEDULE 11 - LIST OF CHIEF EXECUTIVE OFFICES
SCHEDULE 12 - LIST OF FACILITIES TO BE CLOSED
SCHEDULE 13 - INSURANCE
SCHEDULE 14 - DEFINITION OF AVAILABLE CASH
SCHEDULE 15 - UNRESTRICTED SUBSIDIARIES

                  KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
                         2435 North Central Expressway
                            Richardson, Texas  75080

                            NOTE PURCHASE AGREEMENT

                               Richardson, Texas
                              As of June 27, 1996

To the Holder Identified on
the Signature Page at the
End of this Agreement

Ladies and Gentlemen:

     The undersigned, Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership ("KPOP"), StanTrans, Inc., a Delaware corporation ("STI"), Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), Support Terminal Services, Inc., a Delaware corporation ("STS"), Support Terminals Operating Partnership, L.P., a Delaware limited partnership ("STOP"), StanTrans Holdings, Inc., a Delaware corporation ("STH"), and StanTrans Partners, L.P., a Delaware limited partnership ("STPP") hereby agree with you as follows:

     SECTION 1.  THE NOTES AND NOTE AGREEMENTS.

     1.1 Series C Notes. (a) KPOP has duly authorized the issuance and sale to the institutional purchasers named on Schedule 1 hereto of KPOP's 7.08% First Mortgage Notes due June 27, 2001 (the "Series C Final Maturity Date") in the aggregate principal amount of $35,000,000 to be dated the date of issuance, to mature on the Series C Final Maturity Date and to be substantially in the form set forth in Exhibit A hereto, with only such revisions, deletions and amendments as shall be acceptable to you and the other purchasers of Series C Notes under the Note Agreements. The term "Note Agreements" as used herein refers collectively to this Note Purchase Agreement (this "Agreement") and to the other Note Purchase Agreements of even date herewith with the various institutional purchasers named on Schedules 1, 2, 3 and 4. The term "Series C Notes" as used herein refers collectively to the Series C Notes delivered pursuant to the provisions of this Agreement and the other Note Agreements, and also to each Series C Note delivered in substitution or exchange for or in lieu of any such Series C Note.

     (b) The unpaid principal amount of the Series C Notes shall bear interest at the rate of 7.08% per annum (the "Series C Contract Rate") from the date of issuance thereof until such unpaid principal amount shall have become due and payable. Any principal amount of the Series C Notes and any Applicable Premium Amount, as the case may be, not paid when due, and (to the extent permitted by law) any due and unpaid interest accrued thereon, shall bear interest at the Series C Overdue Rate for the period that the same is overdue. The Series C Overdue Rate (herein so called) is equal to the greater of (i) 9.08%, or (ii) two percent per annum (2.0%) plus the Prime Rate; provided that the Series C Overdue Rate shall in no event exceed the maximum rate permitted by applicable law. Interest at the Series C Contract Rate and the Series C Overdue Rate shall be computed on the basis of a 360-day year of twelve 30-day months. Interest at the Series C Overdue Rate shall, to the extent permitted by law, be compounded monthly. Interest at the Series C Contract Rate shall be payable semi-annually as it accrues on the 27th day of June and December of each year (or if any such date shall not be a Business Day, the immediately following Business Day), beginning on December 27, 1996 and continuing regularly thereafter until the Series C Notes are paid in full. Interest at the Series C Overdue Rate shall be payable upon demand and, whether or not demand is made, on the last day of each calendar month. All interest on the Series C Notes, if not already due and payable, shall be due and payable on the Series C Final Maturity Date.

     1.2 Series D Notes. (a) KPOP has duly authorized the issuance and sale to the institutional purchasers named on Schedule 2 hereto of KPOP's 7.43% First Mortgage Notes due June 27, 2003 (the "Series D Final Maturity Date") in the aggregate principal amount of $8,000,000 to be dated the date of issuance, to mature on the Series D Final Maturity Date and to be substantially in the form set forth in Exhibit B hereto, with only such revisions, deletions and amendments as shall be acceptable to you and the other purchasers of Series D Notes under the Note Agreements. The term "Series D Notes" as used herein refers collectively to the Series D Notes delivered pursuant to the provisions of this Agreement and the other Note Agreements, and also to each Series D Note delivered in substitution or exchange for or in lieu of any such Series D Note.

     (b) The unpaid principal amount of the Series D Notes shall bear interest at the rate of 7.43% per annum (the "Series D Contract Rate") from the date of issuance thereof until such unpaid principal amount shall have become due and payable. Any principal amount of the Series D Notes and any Applicable Premium Amount, as the case may be, not paid when due, and (to the extent permitted by law) any due and unpaid interest accrued thereon, shall bear interest at the Series D Overdue Rate for the period that the same is overdue. The Series D Overdue Rate (herein so called) is equal to the greater of (i) 9.43% per annum or (ii) two percent (2.0%) per annum plus the Prime Rate; provided that the Series D Overdue Rate shall in no event exceed the maximum rate permitted by applicable law. Interest at the Series D Contract Rate and the Series D Overdue Rate shall be computed on the basis of a 360-day year of twelve 30-day months. Interest at the Series D Overdue Rate shall, to the extent permitted by law, be compounded monthly. Interest at the Series D Contract Rate shall be payable semi-annually as it accrues on the 27th day of June and December of each year (or if any such date shall not be a Business Day, the immediately following Business Day), beginning December 27, 1996 and continuing regularly thereafter until the Series D Notes are paid in full. Interest at the Series D Overdue Rate shall be payable upon demand and, whether or not demand is made, on the last day of each calendar month. All interest on the Series D Notes, if not already due and payable, shall be due and payable on the Series D Final Maturity Date.

     1.3 Series E Notes. (a) KPOP has duly authorized the issuance and sale to the institutional purchasers named on Schedule 3 hereto of KPOP's 7.6% First Mortgage Notes due June 27, 2006 (the "Series E Final Maturity Date") in the aggregate principal amount of $10,000,000 to be dated the date of issuance, to mature on the Series E Final Maturity Date and to be substantially in the form set forth in Exhibit C hereto, with only such revisions, deletions and amendments as shall be acceptable to you and the other purchasers of Series E Notes under the Note Agreements. The term "Series E Notes" as used herein refers collectively to the Series E Notes delivered pursuant to the provisions of this Agreement and the other Note Agreements, and also to each Series E Note delivered in substitution or exchange for or in lieu of any such Series E Note.

     (b) The unpaid principal amount of the Series E Notes shall bear interest at the rate of 7.6% per annum (the "Series E Contract Rate") from the date of issuance thereof until such unpaid principal amount shall have become due and payable. Any principal amount of the Series E Notes and any Applicable Premium Amount, as the case may be, not paid when due, and (to the extent permitted by law) any due and unpaid interest accrued thereon, shall bear interest at the Series E Overdue Rate for the period that the same is overdue. The Series E Overdue Rate (herein so called) is equal to the greater of (i) 9.6%, or (ii) two percent per annum (2.0%) plus the Prime Rate; provided that the Series E Overdue Rate shall in no event exceed the maximum rate permitted by applicable law. Interest at the Series E Contract Rate and the Series E Overdue Rate shall be computed on the basis of a 360-day year of twelve 30-day months. Interest at the Series E Overdue Rate shall, to the extent permitted by law, be compounded monthly. Interest at the Series E Contract Rate shall be payable semi-annually as it accrues on the 27th day of June and December of each year (or if any such date shall not be a Business Day, the immediately following Business Day), beginning on December 27, 1996 and continuing regularly thereafter until the Series E Notes are paid in full. Interest at the Series E Overdue Rate shall be payable upon demand and, whether or not demand is made, on the last day of each calendar month. All interest on the Series E Notes, if not already due and payable, shall be due and payable on the Series E Final Maturity Date.

     1.4 Series F Notes. (a) KPOP has duly authorized the issuance and sale to the institutional purchaser named on Schedule 4 hereto of KPOP's 7.98% First Mortgage Notes due June 27, 2016 (the "Series F Final Maturity Date") in the aggregate principal amount of $15,000,000 to be dated the date of issuance, to mature on the Series F Final Maturity Date and to be substantially in the form set forth in Exhibit D hereto, with only such revisions, deletions and amendments as shall be acceptable to you under the Note Agreement. The term "Series F Notes" as used herein refers collectively to the Series F Notes delivered pursuant to the provisions of this Agreement, and also to each Series F Note delivered in substitution or exchange for or in lieu of any such Series F Note. The term "Notes" as used herein refers collectively to the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes delivered pursuant to the provisions of this Agreement and the other Note Agreements, and also to each such Note delivered in substitution or exchange for or in lieu of any such Note.

     (b) The unpaid principal amount of the Series F Notes shall bear interest at the rate of 7.98% per annum (the "Series F Contract Rate") from the date of issuance thereof until such unpaid principal amount shall have become due and payable. Any principal amount of the Series F Notes and any Applicable Premium Amount, as the case may be, not paid when due, and (to the extent permitted by law) any due and unpaid interest accrued thereon, shall bear interest at the Series F Overdue Rate for the period that the same is overdue. The Series F Overdue Rate (herein so called) is equal to the greater of (i) 9.98%, or (ii) two percent per annum (2.0%) plus the Prime Rate; provided that the Series F Overdue Rate shall in no event exceed the maximum rate permitted by applicable law. Interest at the Series F Contract Rate and the Series F Overdue Rate shall be computed on the basis of a 360-day year of twelve 30-day months. Interest at the Series F Overdue Rate shall, to the extent permitted by law, be compounded monthly. Interest at the Series F Contract Rate shall be payable semi-annually as it accrues on the 27th day of June and December of each year (or if any such date shall not be a Business Day, the immediately following Business Day), beginning on December 27, 1996 and continuing regularly thereafter until the Series F Notes are paid in full. Interest at the Series F Overdue Rate shall be payable upon demand and, whether or not demand is made, on the last day of each calendar month.
All interest on the Series F Notes, if not already due and payable, shall be due and payable on the Series F Final Maturity Date.

     1.5 Closing. Subject to the terms and conditions of this Agreement, KPOP will sell to you, and you will purchase from KPOP, on or before June 27, 1996, or such other date agreed to by you and KPOP (the "Closing Date"), a duly executed Series C Note, Series D Note, Series E Note, or Series F Note, as applicable, each dated the Closing Date in the principal amount set forth opposite your name on Schedule 1, Schedule 2, Schedule 3, or Schedule 4, as applicable, registered in your name, at the purchase price of 100% of the principal amount thereof. Delivery of the applicable Notes so to be purchased by you shall be made on the Closing Date at the offices of Thompson & Knight, P.C., your special counsel, at 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201. Such delivery shall be made against payment to KPOP by wire transfer of immediately available funds in such amount to Texas Commerce Bank-Houston, ABA No. 113000609, GL# 13681-7800, Ref KPL 008-0192153. KPOP hereby represents and warrants that concurrently herewith it is entering into each of the other Note Agreements in a form identical hereto except for the signature of the purchaser thereunder at the end thereof.

     1.6 Acquisition for Investment; ERISA. This Agreement is made with you in reliance upon your representation to KPOP (which, by your acceptance hereof you confirm) that (a) you are an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (in this section, the "Act");
(b) each Note which you are acquiring is being acquired for your own account for investment, and not with a view to the sale or distribution thereof, nor with any present intention of selling or distributing such Note, but subject, nevertheless, to your right to have the disposal of all or any part of your property (including such Note) at all times be within your control; and (c) no part of the funds used by you to purchase such Note constitutes assets allocated to any separate account (as defined in ERISA) maintained by you, in which any employee benefit plan participates to the extent of 10% or more. By your acceptance hereof you further acknowledge that such Note has not been registered under the Act or the securities laws of any state on the ground that the original sale contemplated hereby is exempt from registration under the Act and such state securities laws, and you agree that in the absence of such registration such Note will be sold or disposed of only pursuant to an exemption from registration under the Act and such state securities laws.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. Each of the KPP Companies hereby represent and warrant that:

     2.1 Financial Statements.  The Partnership has delivered to you a copy of
(i) its audited Consolidated financial statements for the years ended December 31, 1989, 1990, 1991, 1992, 1993, 1994 and 1995 which contain balance sheets as of the end of each year and statements of income, of cash flows and of changes in partners' capital for each such year and (ii) the unaudited financial statements contained in its form 10Q for its first fiscal quarter. Such financial statements fairly present the Consolidated financial condition of the Partnership as of the respective dates of the balance sheets and the results of its operations and cash flows for the periods ending on such dates and, except as otherwise stated therein or in the notes thereto, such financial statements have been prepared in accordance with GAAP consistently applied.

     2.2 Private Placement Memorandum. The KPP Companies have delivered to you a copy of the Confidential Information Memorandum dated April 1996 (the "Private Placement Memorandum"). The information contained in the Private Placement Memorandum, as well as other information provided to you, was, as of the date thereof, true and correct in all material respects and fairly describes generally the business, operations and principal properties of the KPP Companies and their Subsidiaries as of the date thereof and hereof, except as supplemented by the most recent form 10Q and projections provided to you in writing prior to the date hereof. Any estimated amounts included in projections or assumptions in projections provided in the Private Placement Memorandum are based upon the best information available in light of all conditions existing as of the date thereof and hereof, except as supplemented by projections provided to you in writing prior to the date hereof.

     2.3 No Material Adverse Change. There has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually or the KPP Companies and their Subsidiaries taken as a whole, since December 31, 1995, and none of the KPP Companies nor any of their Subsidiaries have any material liabilities (contingent or otherwise) which are not disclosed either in the Private Placement Memorandum, or in the most recent audited balance sheets referred to in Section 2.1.

     2.4 Subsidiaries; Organization, Authority and Good Standing. (a) Schedule 6 hereto sets forth a complete and correct list of all Subsidiaries of the Partnership, together with the name of each Subsidiary, its jurisdiction of incorporation, the percentage of its shares or partnership units owned by a KPP Company or another of their Subsidiaries. Except as set forth on Schedule 6:
(i) all outstanding shares or partnership units issued by any KPP Companies or any of their Subsidiaries have been validly issued, are fully paid and non-assessable, and are owned beneficially by the record owner thereof, and
(ii) there are no outstanding options, warrants or other rights to acquire shares in any KPP Company or in any of their Subsidiaries.

     (b) Each KPP Company and each of their Subsidiaries is a partnership or corporation duly formed or organized and validly existing in good standing under the laws of its jurisdiction of organization or incorporation (which is a state of the United States of America) and has full partnership or corporate power and authority to own or lease the properties and assets it purports to own or hold under lease, and to conduct the business which it now conducts.

     (c) Each of STI, KPOP, STOP, and STPP is duly qualified and in good standing as a foreign corporation or partnership in each jurisdiction within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each KPP Company (other than STI, KPOP, STOP, and STPP) and each of their Subsidiaries is duly qualified and in good standing as a foreign corporation or partnership in each jurisdiction in which the failure to be qualified would materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise of such KPP Company, such Subsidiary or the KPP Companies and their Subsidiaries taken as a whole.

     (d) Each of the KPP Companies has duly authorized the execution and delivery of the Note Agreements, the Notes and the other Note Purchase Documents to which it is a party and the performance of its obligations hereunder and thereunder. The issuance and sale of the Notes are within the partnership power and authority of KPOP.

     2.5 Title to Properties; Liens and Leases; Existing Debt and Investments.
(a) The KPP Companies and their Subsidiaries each (i) have good and marketable title to all properties it purports to own, free and clear of all Liens, other than those permitted under Section 8.2, and (ii) enjoys peaceful and undisturbed possession under all leases necessary for the conduct of its business, and all such leases are valid and subsisting and in full force and effect. Upon payment in full of the Interim Debt, the Liens securing the Interim Debt shall be released and the lenders under the Interim Debt will no longer be parties to the Intercreditor Agreement.

     (b) Schedule 7 hereto sets forth a list, complete and correct in all respects, of all outstanding Debt of the KPP Companies and their Subsidiaries, together with the outstanding principal amount of each such item of Debt, the name of its obligor (including any guarantor), the names of the holders thereof, its interest rate and maturity date and a brief description of the properties (if any) securing such Debt and the priority of the Lien on such properties.

     (c) None of the KPP Companies, nor any of their Subsidiaries, hold any Restricted Investments. Schedule 8 hereto sets forth a list, complete and correct in all respects, of all outstanding Permitted Investments of the KPP Companies and their Subsidiaries (other than Permitted Investments described in subparagraphs (a), (b), (d), (e), (f) and (g) of the definition of Permitted Investments contained herein), together with the outstanding amount of each such Permitted Investment, the name of the Person in which such investment is made and a brief description of the terms of such investment.

     2.6 Licenses. Each KPP Company and its Subsidiaries owns or has the right to use all trademarks, trade names, service marks, copyrights, patents, computer software and other technology rights and licenses, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable it to own the properties and assets and to conduct the business which it now owns and conducts, without known conflict with the rights of others (except where such conflicts are not material) and has made all of the filings with respect thereto with the appropriate state and federal governmental agencies and authorities to protect its rights therein. To the best knowledge of each of the KPP Companies and their Subsidiaries, all such trademarks, trade names, service marks, copyrights, patents, computer software and other technology rights and licenses, governmental licenses, franchises, certificates, consents, permits and approvals are valid and subsisting.

     2.7 Binding Obligations. The Note Agreements, Notes and the other Note Purchase Documents constitute the legal, valid and binding obligations of each KPP Company which is a party thereto enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by the availability of equitable remedies.

     2.8 Litigation; Compliance with Laws. (a) Schedule 9 hereto sets forth a list, complete and correct in all material respects, of all actions, suits or proceedings (whether or not purportedly on behalf of any KPP

Company, any of their Subsidiaries or any of their Affiliates) pending (or, to the knowledge of any Responsible Officer, threatened) against or affecting any KPP Company or any of their Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind: (i) which involves any of the transactions herein contemplated, or (ii) which would materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually, the KPP Companies and their Subsidiaries taken as a whole, or any KPP Company's ability to perform under the Note Agreements or under the Notes or the other Note Purchase Documents.

     (b) Except as disclosed in Schedule 9, none of the KPP Companies nor any of their Subsidiaries is in default, or has suffered an event of default or violation of any law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default, or has suffered an event of default or violation would materially and adversely affect (i) the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually, or the KPP Companies and their Subsidiaries taken as a whole, or (ii) any KPP Company's ability to perform under this Note Agreement or under the Notes or the other Note Purchase Documents or to perform any of the transactions contemplated herein or therein.

     2.9 No Burdensome Provisions. None of the KPP Companies nor any of their Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually, the KPP Companies and their Subsidiaries taken as a whole or any KPP Company's ability to perform under the Note Agreements or under the Notes or the other Note Purchase Documents.

     2.10 Compliance with Other Instruments, etc. None of the KPP Companies nor any of their Subsidiaries is in default or event of default in, and no temporary waiver of default or event of default is in effect with respect to, the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any bond, debenture, note or other evidence of Debt of any KPP Company or any of their Subsidiaries, (b) any agreement or instrument under or pursuant to which any such bond, debenture, note or other evidence of Debt has been issued or made and delivered, or (c) any agreement or instrument pursuant to which any properties of any KPP Company or any of their Subsidiaries are subject, which default or event of default would materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually, the KPP Companies and their Subsidiaries taken as a whole or any KPP Company's ability to perform under the Note Agreements or under the Notes or the other Note Purchase Documents. Neither the execution and delivery of the Note Agreements, the Notes or the other Note Purchase Documents by the KPP Companies to which each is a party, nor the consummation of the transactions herein and therein contemplated, nor compliance with the terms, conditions and provisions hereof and thereof by the KPP Companies, will conflict with or result in a breach of any of the terms, conditions or provisions of the partnership agreement, charter or by-laws of any KPP Company or any of their Subsidiaries or of any material agreement or instrument to which any of them is now a party or by which any of them or any of their properties is or may be bound, or constitute a default or event of default thereunder, or result in the creation or imposition of any Lien upon any of their material properties or assets. None of the KPP Companies nor any of their Subsidiaries is in default or event of default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes, or which with the lapse of time would constitute, a Default or Event of Default.

     2.11 Use of Proceeds; Federal Reserve Board Regulations. The proceeds from the sale of the Notes will be used by KPOP first, to the extent thereof to repay all of the outstanding Interim Debt in full. None of the proceeds received by KPOP from the sale of the Notes will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System ("Margin Stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. None of the transactions contemplated herein or in the Notes will (i) violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II or (ii) require any Holder to complete a Federal Reserve System form G-3. Margin Stock does not, and no KPP Company intends or foresees that Margin Stock will at any time, constitute a substantial part of such KPP Company's assets.

     2.12 ERISA. (a) The issuance and delivery by KPOP of each Note purchased by you will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). The representation by the KPP Companies in this Section 2.12(a) is made in reliance upon and subject to the accuracy of your representation in Section 1.6 as to the source of the funds to be used by you to acquire such Note.

     (b) Based upon ERISA and the regulations and published interpretations thereunder, each of the KPP Companies and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan (other than a Reportable Event for which the 30 days' notice requirement with respect to such Reportable Event has been waived by the PBGC). None of the KPP Companies and their ERISA Affiliates has incurred any liability to the PBGC under Section 4062 of ERISA or to any Plan. None of the KPP Companies nor any of their Subsidiaries is currently obligated to contribute to a multi-employer plan, as defined in
Section 4001(a)(3) of ERISA.

     (c) The term "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA.  The term "Plan" shall mean any plan defined in
Section 4021(a) of ERISA in respect of which the KPP Companies or any of their ERISA Affiliates is an "employer" or a "substantial employer" as such terms are defined in Sections 3(5) and 4001(a)(2), respectively, of ERISA. The term "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any governmental agency or agencies substituted therefor, and the term "ERISA Affiliate" shall mean any Person which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the KPP Companies or is under common control (within the meaning of Section 414(c) of the Code) with the KPP Companies.

     2.13 Tax Liability. (a) All federal income tax returns which are required to be filed by each of the KPP Companies or any of their Subsidiaries have been filed. The federal income tax liabilities of the KPP Companies and their Subsidiaries have not been subject to a notice of audit by the Internal Revenue Service and accordingly has been finally determined and paid for all fiscal years up to and including the fiscal year ended December 31, 1990.

     (b) All state and local income and franchise tax returns which are required to be filed by any KPP Company or any of their Subsidiaries have been filed by it or on its behalf, to the extent, if any, that it files combined or consolidated returns.

     (c) All taxes shown on such returns have been paid to the extent that such taxes have become due, except those taxes, assessments, charges, levies or claims the amount, applicability or validity of which is currently being contested in good faith by it and which in respect thereof, such KPP Company or any such Subsidiary shall have set aside on its books reserves deemed adequate in the reasonable opinion of such KPP Company or such Subsidiary. In the opinion of the KPP Companies, all tax liabilities of the KPP Companies and their Subsidiaries were adequately provided for as of December 31, 1995, and are now so provided for on the books of the KPP Companies and their Subsidiaries.

     2.14 Governmental Action. No action of any governmental or public body or authority (i.e., no consent, transfer license, etc.) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Note Agreements, the Notes or the other Note Purchase Documents.

     2.15 Offering of Notes. None of the KPP Companies nor any agents acting on their behalf have, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Notes or any part thereof, or any similar obligation of the KPP Companies, to, or has solicited any offers to buy any of the Notes or any part thereof, or any similar obligation of the KPP Companies from, or has otherwise approached or negotiated in respect of the Notes or any part thereof, or any similar obligation of the KPP Companies, with any Person or Persons other than you and not more than thirty-nine (39) other accredited institutional investors, each of whom had a pre-existing business relationship with one or more of the KPP Companies or their directors, officers, employees or agents (including, without limitation, the KPP Companies' investment banker placing the Notes), was known to be regularly engaged in the business of evaluating and making investments in instruments similar to the Notes and was provided with a Private Placement Memorandum and was given access to all other material financial and other pertinent information about the KPP Companies; during the twelve month period preceding the date hereof, none of the KPP Companies nor any agents acting on their behalf have, either directly or indirectly, issued or sold any securities of the KPP Companies that are of the same or similar class to the Notes in a transaction exempt from the provisions of Section 5 of the Securities Act of 1933, as amended; and the KPP Companies agree that neither they nor any agent acting on their behalf will sell or offer for sale or dispose of, or attempt or offer to dispose of, any of the Notes or any part thereof to, or any similar obligation of the KPP Companies, or solicit any offers to buy any of the Notes or any part thereof from, or otherwise approach or negotiate in respect of the Notes or any part thereof, or any similar obligation of the KPP Companies with, any Person or Persons so as thereby to bring the issuance or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     2.16 Environmental Matters. Except as disclosed in Schedule 10 with respect to clauses (a) and (b) below:

     (a) each of the KPP Companies and each of their Subsidiaries is in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials;

     (b) none of the KPP Companies nor any of their Subsidiaries has been alleged to be in violation of, or to have any obligation for remediation under, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations, nor has any Claim under CERCLA, RCRA or any other federal, state or local environmental statute or regulation been asserted against any KPP Company or any Subsidiary, except in each case as to matters that have been finally and fully resolved (with any judgment, fine or other payment owing by any KPP Company or any of their Subsidiaries in connection therewith having been paid in full); and

     (c) there are no facts or circumstances that the KPP Companies reasonably believe form the basis, or could form the basis, for the assertion of any Claim against any KPP Company or any of their Subsidiaries relating to any environmental matter that would materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually or the KPP Companies and their Subsidiaries taken as a whole, including any Claim arising from past or present environmental practices asserted under CERCLA, RCRA or any other federal, state or local environmental statute or regulation.

     2.17 Disclosure. None of the Note Agreements, the Notes, the other Note Purchase Documents, the Private Placement Memorandum nor any of the instruments, certificates or statements furnished to you by any KPP Company or any of their Subsidiaries in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. There is no fact peculiar to any KPP Company or their respective Subsidiaries which has not been disclosed to you in writing which materially adversely affects or, as far the KPP Companies can reasonably foresee, will materially adversely affect the properties, business, profits or condition (financial or otherwise) of KPOP individually or the KPP Companies and their Subsidiaries taken as a whole.

     2.18 Solvency. No KPP Company is, and upon giving effect to the issuance of the Notes no KPP Company will be, "insolvent", as such term is used in
Section 24.003 of the Texas Business and Commerce Code or 11 U.S.C. 101
(32)(a).

     2.19 Status Under Certain Statutes. No KPP Company is an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an investment company within the meaning of the Investment Company Act of 1940, as amended. No KPP Company nor any of their Subsidiaries is a "national" of any foreign country designated in the Foreign Assets Control Regulations, the Transaction Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Cuban Assets Control Regulations, the Nicaraguan Trade Control Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations or the Libyan Sanctions Regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended). None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of engaging in any transaction which violates any of such Regulations or which violates the Foreign Funds Control Regulations or the Transaction Control Regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended), or any regulation or ruling issued thereunder.

     SECTION 3.  CONDITIONS OF CLOSING.

     3.1 Conditions to Purchase and Sale of Notes. Your obligation to purchase and pay for the Notes to be purchased by you on the Closing Date, as provided in Section 1.5 shall be subject to the performance by each of the KPP Companies of all its agreements theretofore or simultaneously to be performed hereunder and under the Notes, to the accuracy of its representations and warranties contained herein and in the Notes, and to the satisfaction, on or prior to such purchase, of the following further conditions:

     (a) Opinion of Counsel. You shall have received from Hutton, Ingram, Yuzek, Gaines, Carroll & Bertolotti, New York counsel for the KPP Companies, and from Michael B. Glazer, corporate counsel for the KPP Companies, favorable opinions in form and substance acceptable to you as to the matters set forth on Exhibits F and G, and from your own special counsel, Thompson & Knight, P.C., a favorable opinion in form and substance acceptable to you.

     (b) Schedules. All Schedules hereto shall be true and correct as of the Closing Date.

     (c) Proceedings and Documents. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the other Note Purchase Documents, and all documents incident thereto, shall be reasonably satisfactory in form and substance to you; and you shall have received copies of the following documents in form and substance satisfactory to you:

     (i) your Series C Note, Series D Note, Series E Note or Series F Note, as applicable;

     (ii) copies of the other Note Agreements;

     (iii) the Security Documents;

     (iv) the Intercreditor Agreement;

     (v) a Solvency Certificate of the chief financial officer of KPL as general partner of KPOP in the form of Exhibit E hereto;

     (vi) certificates of due formation and good standing in each of the KPP Companies' and their Subsidiaries' states of organization;

    (vii) certificates of due qualification and good standing in each state in which any KPP Company (other than STOP) or any of their Subsidiaries owns property;

   (viii) an "Officers' Certificate" of the Secretary and of the Chairman of the Board or President of each KPP Company or its general partner, which shall contain the names and signatures of the officers of such KPP Company or its general partner authorized to execute Note Purchase Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of such KPP Company or its general partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Note Purchase Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents or partnership agreement of such KPP Company and all amendments, thereto, certified by the appropriate official of such KPP Company's state of organization, and (iii) a copy of any bylaws of such KPP Company;

     (ix) confirmation from the KPP Companies' investment bankers as to matters discussed in Section 2.15;

     (x) environmental site assessment reports prepared by Pilko & Associates as of a date not earlier than sixty (60) days prior to the Closing Date, which update the environmental site assessment reports prepared by Pilko & Associates as of December, 1994), and cover both the real property pledged pursuant to the Mortgage and the real property owned by STI;

     (xi) evidence of insurance required pursuant to Section 7.4; and

all other documents and other evidence which you may reasonably request in connection with such transactions, including without limitation all records of corporate proceedings in connection therewith.

     (d) Legality of Notes. The Notes being acquired by you on the Closing Date, shall then qualify as a legal investment for insurance companies under the laws of any jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision of any such law, permitting limited investments by you without restriction as to the character of the particular investment) and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or government regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     (e) Private Placement Number. The Notes shall have been assigned a private placement number by Standard and Poor's CUSIP Service Bureau.

     (f) Fees Payable at Closing. You and your special counsel shall have received the fees and expenses required to be paid or reimbursed by the KPP Companies, as provided in Section 13.2, in connection with the preparation and review of the Note Agreements, the Notes, the other Note Purchase Documents and the other documents and instruments relating thereto, the negotiations thereof and other matters in connection therewith. The KPP Companies shall have paid all fees and expenses of Pilko & Associates with respect to the site assessment described in Section 3.1(c)(x).

     (g) Representations and Warranties. All representations and warranties made by any KPP Company or its Subsidiaries in any Note Purchase Document shall be true on and as of the Closing Date as if such representations and warranties had been made as of the Closing Date (or where a representation or warranty is given as of a specified date, the date so specified).

     SECTION 4.  PREPAYMENTS AND PAYMENTS OF THE NOTES.

     4.1 Optional Prepayments. (a) From time to time KPOP may at its option prepay its Notes then outstanding, in whole or in part, so long (unless such payment is a result of a Permitted Transfer) as the aggregate amount of all partial prepayments of principal concurrently paid on the Notes equals $500,000 or any higher integral multiple of $100,000, by giving each Holder written notice thereof not less than 30 days nor more than 60 days prior to the date fixed for such prepayment (the "Prepayment Date", which date shall be a Business Day), which notice shall also specify the principal amount of the Notes held by such Holder so to be prepaid and an estimate of the Applicable Premium Amount of the Notes to be so prepaid and accrued interest due thereon, along with the computation thereof set forth in reasonable detail.

     (b) The KPP Companies shall deliver to all Holders, by facsimile transmission, with copies delivered by overnight delivery service with proof of delivery, on the second Business Day preceding the Prepayment Date a certificate signed by a principal financial officer of the Partnership setting forth the Applicable Premium Amount of the Notes held by all Holders to be so prepaid, which certificate shall set forth in reasonable detail the computation thereof. If the KPP Companies do not timely deliver such certificate to all Holders or if less than the Requisite Holders agree with the Partnership's calculation of the Applicable Premium Amount contained in such certificate, the Requisite Holders may calculate or recalculate, as the case may be, the Applicable Premium Amount of the Notes held by all Holders to be so prepaid, which calculation shall be binding upon the KPP Companies and the other Holders absent manifest error.

     (c) On the Prepayment Date, KPOP shall prepay to each Holder the principal amount of the Notes held by such Holder to be so prepaid, the interest accrued on such principal amount to the Prepayment Date, and the Applicable Premium Amount, if any.

     4.2 Allocation of Prepayments. In the event of any prepayment of less than all of the outstanding Notes pursuant to Section 4.1, the KPP Companies will allocate the principal amount to be so prepaid, if any, among the Holders of the Notes in proportion, as nearly as may be, to the respective unpaid principal amounts of the Notes held by them. Payments of interest on the principal amount prepaid hereunder and the Applicable Premium Amount related thereto, if any, will be allocated among the Holders of Notes of the applicable series in proportion, as nearly as may be, to the respective unpaid principal amounts of the Notes of such series held by them.

     4.3 Acquisition of Notes; No Reissuance. No KPP Company will, nor will it permit any Subsidiary or Affiliate to, directly or indirectly prepay, redeem, retire, purchase or otherwise acquire any Note of a series, except pursuant to
(a) Section 4.1, or (b) an offer to all Holders of Notes to prepay, redeem, retire, purchase or otherwise acquire the Notes held by them on the same terms and conditions and in proportion, as nearly as may be, to the respective unpaid principal amounts of the Notes held by them. Any Note prepaid in full pursuant to Section 4.1 or otherwise acquired by any KPP Company or any of their Subsidiaries shall be surrendered to the KPP Companies for cancellation, shall not be reissued and shall not be deemed outstanding, and no Note shall be issued in lieu of any principal amount of any Note so prepaid.

     SECTION 5. FINANCIAL STATEMENTS, ETC. Each KPP Company covenants and agrees that the KPP Companies will furnish to each Holder:

     (a) as soon as practicable, and in any event within 65 days after the end of each quarterly period in each fiscal year of KPL and the KPP Companies, the unaudited Consolidated statements of income, of cash flows and of partners' capital of KPL and the Partnership, the unaudited consolidating statement of income of each of the KPP Companies and their Subsidiaries (indicating which Subsidiaries are Unrestricted Subsidiaries) and the unaudited Consolidated statements of income, of cash flows and of partners' capital of the KPP Companies and their Restricted Subsidiaries in each case for such period and for that part of the fiscal year ended with such quarterly period, and the Consolidated and consolidating balance sheet of KPL and of the KPP Companies and their Subsidiaries as at the end of each such fiscal period (indicating which Subsidiaries are Unrestricted Subsidiaries) and the unaudited Consolidated balance sheet of the KPP Companies and their Restricted Subsidiaries as at the end of each such fiscal period, in each case setting forth in comparative form the corresponding figures for the corresponding period or part of the preceding fiscal year, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of the previous year (except as otherwise stated therein or in the notes thereto) and certified by the chief financial officers of KPL and KPOP as (x) having been prepared in conformity with GAAP applied on a basis consistent with that of the previous year (except as otherwise stated therein or in the notes thereto) and (y) presenting fairly the financial condition and results of operations of KPL and of the KPP Companies and their Subsidiaries, as at the end of and for the fiscal periods to which they relate, subject to normal year-end adjustments;

     (b) as soon as practicable, and in any event within 95 days after the end of each fiscal year of KPL and the KPP Companies, the audited Consolidated statements of income, of cash flows and of changes in partners' capital of KPL and of the Partnership, the unaudited consolidating statement of income of each of the KPP Companies and their Subsidiaries (indicating which Subsidiaries are Unrestricted Subsidiaries) and the unaudited Consolidated statements of income, of cash flows and of partners' capital of the KPP Companies and their Restricted Subsidiaries as at the end of and for such year, and the audited Consolidated and unaudited consolidating balance sheet of KPL and of the KPP Companies and their Subsidiaries as at the end of such year (indicating which Subsidiaries are Unrestricted Subsidiaries) and the unaudited Consolidated balance sheet of the KPP Companies and their Restricted Subsidiaries as at the end of each such year, in each case setting forth in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of the previous year (except as otherwise stated therein or in the notes thereto) and certified by the Chairman or President of the Partnership as (x) having been prepared in conformity with GAAP applied on a basis consistent with that of the previous year (except as otherwise stated therein or in the notes thereto) and
(y) presenting fairly the financial condition and results of operations of KPL and the KPP Companies and their Subsidiaries as at the end of such fiscal year, and accompanied by a report or opinion of Price Waterhouse (or other independent certified public accountants which have a recognized national standing) stating that such financial statements present fairly the consolidated financial condition and results of operations of KPL and the KPP Companies and their Subsidiaries, in accordance with GAAP consistently applied (except for changes in application with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

     (c) concurrently with the financial statements delivered pursuant to
Section 5(b), a letter that conforms to professional pronouncements promulgated by the American Institute of Certified Public Accountants from the firm of independent certified accountants that reported on such financial statements to the effect that in the course of, and based solely upon, their audit of such financial statements, nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default, provided that, if in the opinion of such accountants any such Default or Event of Default exists, such accountants shall describe its nature and the length of time it has existed;

     (d) concurrently with the financial statements delivered pursuant to Sections 5(a) and (b), a certificate of the Chairman or President of the Partnership (i) setting forth, as of the end of the respective fiscal period, the extent to which the KPP Companies have complied, and have caused their Subsidiaries to comply, with the requirements of Section 8 hereof, including, in the case of any Debt, merger or consolidation, Permitted Investment, Lien securing Debt, Restricted Payment, sale and leaseback, Transfer or sale incurred or made during such fiscal period, all necessary computations reflecting the manner in which such compliance was determined and a reference to the source of each number included in such computations, (ii) stating that the activities of the KPP Companies and their Subsidiaries during such fiscal period have been monitored under such officer's supervision to determine whether the KPP Companies have fulfilled all of their obligations under the Note Agreements, the Notes and the other Note Purchase Documents, and (iii) stating that no Default or Event of Default existed as of the end of such fiscal period, on the date of such certificate or at any time during the period covered by such financial statements, or, if any Default or Event of Default exists or existed, specifying such Default, Defaults, Event of Default or Events of Default, the nature and status thereof, and what action the KPP Companies have or are taking or propose to take with respect thereto;

     (e) concurrently with the sending or filing thereof (or promptly thereafter), copies of all such financial statements, proxy statements and reports as Kaneb Services, Inc., KPL or any KPP Company shall send to its stockholders or partnership unitholders pursuant to SEC requirements, including all registration statements, annual reports on form 10-K, quarterly reports on form 10-Q, current reports on form 8-K and other regular periodic reports which Kaneb Services, Inc., KPL or any KPP Company or any of their Subsidiaries may file with the SEC;

     (f) promptly but in any event not later than 3 Business Days after a Responsible Officer of any KPP Company becomes aware of the existence of a Default or an Event of Default or a default or an event of default or a claimed default, whether or not waived, under any other Debt of any KPP Company or any of their Subsidiaries which Debt is in an aggregate principal amount of $1,000,000 or more, a written notice to each Holder, the Trustee and each other creditor under the Intercreditor Agreement, specifying the nature and period of existence thereof and what action such KPP Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

     (g) promptly but in any event not later than 3 Business Days after receipt thereof by any KPP Company or any of their Subsidiaries, any notice from any governmental agency asserting (i) any violation by, or possible remedial obligation owed by, any KPP Company or any of their Subsidiaries under CERCLA, RCRA or any other federal, state or local environmental statute or regulation, or (ii) any Claim against any KPP Company or any of its Subsidiaries relating to any environmental matter (including any Claim arising from past or present environmental practices asserted under CERCLA, RCRA or any other federal, state or local environmental statute or regulation) if such violation or Claim could reasonably result in any KPP Company or any of their Subsidiaries incurring liability, including but not limited to fines and remediation costs, of $1,000,000 or more, and promptly (but in any event not later than 30 days after receipt thereof by such KPP Company or Subsidiary) to be followed by the KPP Companies' statement of what action the KPP Companies or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

     (h) promptly but in any event not later than 3 Business Days after a Responsible Officer of any KPP Company becomes aware thereof, a written notice of the existence of any condition or occurrence of any event which, in the opinion of such officer, would have a material and adverse effect on (i) the business, operations, properties, assets or condition, financial or otherwise, of KPOP individually or the KPP Companies and their Subsidiaries taken as a whole or (ii) on the ability of any KPP Company or any of its Subsidiaries to perform under this Note Agreement, the Notes or any other Note Purchase Document or to perform any of the transactions contemplated herein or therein;

     (i) immediately upon becoming aware of the occurrence of any (i) "reportable event", as such term is defined in Section 4043(b) of ERISA, (ii) "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, or (iii) "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any pension plan or trust created thereunder, a written notice specifying the nature thereof, what action the KPP Companies are taking or propose to take with respect thereto, and, when known, any action by the Internal Revenue Service with respect thereto; and

     (j) promptly upon reasonable request by you or any subsequent Holder, copies of all other information relating in any way to any KPP Company or any of its Subsidiaries, including any information required in connection with a proposed sale of any of the Notes under Rule 144A.

     SECTION 6. INSPECTION; CONFIDENTIALITY. (a) Upon reasonable notice to the KPP Companies, any Holder of any portion of the Notes at the time outstanding shall have the right to visit and inspect (at the expense of such Holder) during normal business hours, any of the offices or properties of any KPP Company or any of its Subsidiaries, to examine any of their books of account, make copies therefrom and photocopies and photographs thereof, and to write down and record any information obtained therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants, as often as such Holder may reasonably request. Notwithstanding the foregoing, any visit or inspection by or on behalf of any Holder during the continuance of any Default or Event of Default shall be at the expense of the KPP Companies.

     (b) Each Holder will keep in confidence, in accordance with its normal, customary practices, any information, including financial information, which is marked by the KPP Companies as being non-public and confidential or proprietary in nature that is disclosed to such Holder by any of the KPP Companies (as a result of any examination of the books and records of the KPP Companies and their Subsidiaries or otherwise); provided, however, that you or such other Holder may disclose any such information: (i) to your employees and representatives, including without limitation, your attorneys and accountants who would ordinarily have access to such information in the normal course of performance of their duties, in confidence in accordance with your normal, customary practices; (ii) to another Holder, (iii) to actual or prospective purchasers of the Notes or any participations therein or any successor, assignee or Affiliate of yours with respect to the Notes; (iv) such third parties as you may, in your discretion, deem reasonably necessary or desirable in connection with or in response to: (A) compliance with any law, ordinance or governmental order, regulation, rule, policy, investigation or regulatory authority (including, without limitation, The National Association of Insurance Commissioners, its successors, or any other insurance industry regulatory authority) requirement or request, (B) any order, decree, judgment, subpoena, notice of discovery or similar request or testimony, or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board, any governmental or industry agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) in any court, tribunal, arbitration board, or any governmental agency, commission, authority, board or similar entity, (C) the enforcement of your rights hereunder and under the Notes during the continuance of a Default or Event of Default or (D) the filing of any documents which are necessary or appropriate, in your opinion, for the protection of any security interest or collateral relative to the Note Purchase Documents and the transactions contemplated herein; (v) any Person holding your debt or securities who shall have requested to inspect such information in its capacity as a holder of such debt or securities; and (vi) any rating agency or service who rates your debt or claims paying ability or any entity which you regularly report to as a member of any industry of which you are a part.

     SECTION 7. AFFIRMATIVE COVENANTS. Each KPP Company covenants and agrees that so long as any Note shall be outstanding:

     7.1 Maintenance of Office or Agency. Each KPP Company will maintain its chief executive office and principal place of business at the respective addresses set forth on Schedule 11 hereto (or such other place in the United States of America as such KPP Company may designate in writing to the Holders at least twenty Business Days prior to the date it moves such chief executive office and principal place of business) and will keep its books and records regarding the Collateral at the respective addresses set forth on Schedule 11 hereto (or such other place in the United States of America as such KPP Company may designate in writing to the Holders at least twenty Business Days prior to the date it moves such books and records). No KPP Company will, nor will it permit any of its Subsidiaries to, change its name (except to such name as such KPP Company may designate in writing to the Holders at least twenty Business Days prior to the date it changes its name). Each notice given under this
Section 7.1 must specifically state that such notice is given pursuant to this Agreement.

     7.2 To Keep Books. Each KPP Company will, and will cause its Subsidiaries to, keep proper books of record and account in accordance with GAAP.

     7.3 Payment of Taxes; Corporate Existence; Maintenance of Properties. Each KPP Company will, and will cause its Subsidiaries to,

     (a) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, its income or profits or its property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that none of the KPP Companies and their Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate and lawful proceedings diligently conducted, (ii) such KPP Company or Subsidiary shall have set aside on its books reserves in respect thereof deemed adequate in the reasonable opinion of such KPP Company or such Subsidiary and (iii) any Lien placed upon any property of any KPP Company or any of its Subsidiaries as a result thereof will not impair the operation of such property by the KPP Companies;

     (b) subject to Sections 8.4 and 8.5, do all things necessary to preserve and keep in full force and effect the corporate or partnership existence, rights (charter and statutory) and franchises of each KPP Company and of each of their Subsidiaries;

     (c) maintain the general nature of its operations and businesses in the refined petroleum products storage, terminaling and transportation industry; and

     (d) maintain and keep all the properties, except for those facilities which are listed on Schedule 12 hereto, of the KPP Companies and their Subsidiaries which are used or useful in the conduct of their respective businesses in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be reasonably necessary so that the business carried on in connection therewith may be conducted at all times.

     7.4 To Insure.  Each KPP Company will, and will cause its Subsidiaries to,

     (a) keep all of its insurable properties owned by it insured against all risks usually insured against by Persons operating like properties in the localities where the properties are located, all in amounts sufficient to prevent such KPP Company or Subsidiary, as the case may be, from becoming a coinsurer within the terms of the policies in question, but in any event in amounts not less than the amounts set forth on Schedule 13 hereto or if greater, the amounts which would be maintained by a prudent company in the same industry and location;

     (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any airplanes, automobiles, trucks or other vehicles or other facilities (including any machinery used therein or thereon) or as the result of the use of products sold by it or services rendered by it;

     (c) maintain such other types of insurance with respect to its business as are usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated, including business interruption insurance; and

     (d) maintain all such workmen's compensation or similar insurance as may be required under the laws of any State or jurisdiction in which it may be engaged in business. All such insurance shall be maintained in amounts consistent with the practices of prudent Persons of comparable size and established reputation engaged in the same or a similar business and similarly situated and in compliance with any applicable laws; provided, however, such insurance shall at a minimum be in such amounts, against such risks and with such deductible limits as set forth on Schedule 13. All insurance herein provided for shall be effected under a valid and enforceable policy or policies issued by reputable and financially sound insurers. Any insurance policies covering Collateral shall be (i) endorsed to provide for payment of losses to Trustee as its interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen days prior notice to Trustee and (iii) provide for any other matters specified in any applicable Security Document or which Trustee may reasonably require.

     In the event that any KPP Company or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.4, any Holder and/or the Trustee shall have the right (but shall be under no obligation) to procure such insurance and the KPP Companies agree to reimburse such Holder or the Trustee, as the case may be, for all costs and expenses of procuring such insurance.

     7.5 Compliance with Laws. Each KPP Company and its Subsidiaries will conduct their respective operations, and will obtain all environmental, health and safety permits, licenses and other authorizations necessary for their respective operations and will maintain such authorizations in full force and effect, in compliance in all material respects with applicable federal, state and local laws and regulations, including without limitation the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws and regulations relating to pollution control and environmental contamination, those governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials, and all laws and regulations relating to record keeping, notification and reporting requirements respecting Hazardous Materials. Each KPP Company will, and will cause its Subsidiaries to, keep their respective properties free and clear of any Liens imposed pursuant to CERCLA, RCRA or any other federal, state or local environmental statute or regulation.

     SECTION 8. NEGATIVE COVENANTS. Each KPP Company covenants and agrees that so long as any Note shall be outstanding:

     8.1 Funded Debt. No KPP Company shall, nor shall permit any of its Restricted Subsidiaries to, create, assume, incur, guarantee or otherwise become or be liable in respect of, or maintain or otherwise allow to exist, any Funded Debt, except for the following:

     (a) Funded Debt represented by the Notes and the Guaranties;

     (b) Funded Debt of the KPP Companies outstanding on the Closing Date, as set forth in Schedule 7 hereto and amendments or modifications thereof (but excluding any extension in the maturity of or any increase in the principal amount of such Funded Debt and any refunding, refinancing or renewal of such Funded Debt which extends the maturity of or increases the principal amount of such Funded Debt); and

     (c) other Funded Debt of any of the KPP Companies, provided that at the time of, and immediately after giving effect to, the incurrence (including the incurrence of any extension in the maturity of or any increase in the principal amount of such Funded Debt and any refunding, refinancing or renewal of such Funded Debt which extends the maturity of or increases the principal amount of such Funded Debt) thereof and giving effect to the contemporaneous application of any proceeds thereof to retire other Funded Debt, (i) no Default or Event of Default has occurred and is continuing and (ii) Consolidated Funded Debt shall not equal or exceed 3.15 times Consolidated Cash Flow for a 12 calendar month period ending not more than 3 months prior to the date on which such KPP Company incurs such additional Funded Debt.

     8.2 Liens. No KPP Company shall, nor shall permit its Restricted Subsidiaries to: (i) create, assume or otherwise incur or suffer to exist any Lien upon (or, whether by Transfer to any KPP Company or any of its Restricted Subsidiaries or otherwise, subject, or permit any KPP Company or any of its Restricted Subsidiaries to subject, to the prior payment of any obligations, indebtedness or claim other than KPOP's obligation under the Notes) any property or assets (real or personal, tangible or intangible, including any stock or other securities) of any KPP Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, (ii) own or acquire or agree to acquire any property or assets (real or personal, tangible or intangible, including any stock or other securities) subject to or encumbered by any Lien, or (iii) suffer to exist any obligations, indebtedness or claim of any KPP Company or any of its Restricted Subsidiaries or claims or demands against any KPP Company or any of its Restricted Subsidiaries, which obligations, indebtedness, claims or demands, if unpaid, would (in the hands of the holder thereof or anyone who shall have guaranteed the same or who has any right or obligation to purchase the same), by law or upon bankruptcy or insolvency or otherwise, be given any priority whatsoever over its general creditors; provided that the foregoing restrictions (I) shall not apply to Liens under the Security Documents or Liens arising by rights of offset securing the Bank Debt which are subject to the Intercreditor Agreement and (II) shall not prevent:

     (a) the KPP Companies or any of their Restricted Subsidiaries from suffering to exist any Liens existing on the Closing Date, as set forth in
Schedule 7 hereto, which secure Funded Debt permitted under Section 8.1(b) and renewals, extensions and refundings (but not increases in principal amount) thereof which are permitted under Section 8.1(c), provided that such Liens are not extended to cover additional property; or

     (b) the KPP Companies or any of their Restricted Subsidiaries from creating, assuming, incurring or suffering to exist any Liens which are incidental to its normal conduct of business or ownership of its properties or assets, provided that such Liens do not secure Debt and do not materially impair the use of such properties or assets in the operation of the KPP Companies' and their Restricted Subsidiaries' businesses; or

     (c) any KPP Company or any of its Restricted Subsidiaries from creating, assuming or incurring or suffering to exist: (i) Liens for taxes not yet due and payable or the nonpayment of which is permitted by Section 7.3(a), (ii) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, and rights of eminent domain, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate have a material adverse effect on such KPP Company or Restricted Subsidiary or materially impair their use in the operation of their businesses, or (iii) mechanics Liens and materialman's Liens for services or materials for which payment is not yet due and payable and which do not materially impair the use by such KPP Company or Restricted Subsidiary in the operation of its businesses; or

     (d) any KPP Company or any of its Restricted Subsidiaries from creating, assuming, incurring or suffering to exist Liens in respect of property acquired by such KPP Company or Restricted Subsidiary after the date hereof to secure Debt assumed or incurred to finance all or any part of the purchase price, provided that:

          (i) each such Lien shall at all times apply solely to the property so acquired and the improvements thereon which are to become fixtures or accessions thereto,

          (ii) the principal amount of Debt secured by any such Lien in respect of any such property shall at no time exceed the fair market value of such property at the time of acquisition thereof by such KPP Company or Restricted Subsidiary or, if less, the cost of such acquisition,

          (iii) each such Lien shall be either existing at the time of acquisition or created within 120 days thereafter, and

          (iv) the Debt secured by such Lien is permitted by Section 8.1 at the time such Debt is incurred; or

     (e) any KPP Company or any of its Restricted Subsidiaries from creating, assuming or incurring or suffering to exist the following Liens if (i) the validity, applicability or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, (ii) the KPP Company or its Restricted Subsidiary in question shall have set aside on its books, reserves in respect thereof which are deemed adequate in the reasonable opinion of such KPP Company or such Restricted Subsidiary, (iii) levy and execution thereof continue to be stayed, (iv) any of which Liens covering any Collateral are subordinate to the Liens in favor of the Holders, and (v) such Liens do not in the aggregate materially detract from the value of the property of the KPP Company or its Restricted Subsidiary in question, or materially impair the use of that property in the operation of its business: (A) claims and Liens of mechanics, materialmen, warehousemen (other than those claims and Liens described in Section 8.2(c)(iii)), and (B) adverse judgments or orders on appeal for the payment of money not in excess of the aggregate amount of $25,000,000; or

     (f) any KPP Company or any of its Restricted Subsidiaries from creating, assuming, incurring or suffering to exist Liens permitted by Section 10.4; or

     (g) any KPP Company or any of its Restricted Subsidiaries from creating, assuming, incurring or suffering to exist other Liens, on property which is not Collateral, securing Debt permitted by Section 8.1, provided that the aggregate amount of Debt so secured shall at no time exceed ten percent (10%) of Partners' Capital.

     8.3 Restricted Payments. No KPP Company shall, nor shall it permit any of its Restricted Subsidiaries to, make any Restricted Payment (or incur any liability to make any Restricted Payment), except (i) KPOP may make Restricted Payments in cash where on the date such Restricted Payment is made and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing, or will occur with the passage of time, and such Restricted Payment does not exceed "KPOP Available Cash" for the fiscal quarter immediately preceding the quarter in which such Restricted Payment is paid, and
(ii) the Partnership may make Restricted Payments in cash where on the date such Restricted Payment is made and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing, or will occur with the passage of time, and such Restricted Payment does not exceed "Partnership Available Cash" for the fiscal quarter immediately preceding the quarter in which such Restricted Payment is paid. For purposes of this Section 8.3, the terms "KPOP Available Cash" and "Partnership Available Cash" shall have the meaning set forth on Schedule 14.

     8.4 Merger or Consolidation. No KPP Company shall, nor shall permit any of its Restricted Subsidiaries to, consolidate with or merge into any Person, or permit any Person to merge into it, except that any KPP Company or any of its Restricted Subsidiaries may take any of the following actions:

     (a) any Restricted Subsidiary may be merged into or consolidated with any KPP Company or any other Wholly Owned Restricted Subsidiary so long as a KPP Company or a Wholly Owned Restricted Subsidiary is the surviving Person; and

     (b) any KPP Company or any Restricted Subsidiary may merge or consolidate with another corporation, partnership or limited liability company if:

          (i) both prior to and after taking the effects of the merger or consolidation into account, no Default, or Default with the passage of time that will become an Event of Default, or Event of Default has occurred and is continuing;

          (ii) following the merger or consolidation the successor formed thereby is a corporation, partnership or limited liability company which
     (A) is duly organized and existing under the laws of the United States of America or any State thereof, (B) is not "insolvent" (as defined in 11 U.S.C. 101(32)(A) or Section 24.003 of the Texas Business and Commerce
     Code) and (C) maintains substantially all of its assets in the United States of America;

          (iii) the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of the Note Agreements, the Notes and the other Note Purchase Documents to be performed or observed by such KPP Company shall, by written instrument in form and substance satisfactory to the Requisite Holders and furnished to each Holder, be expressly assumed by such successor (if other than such KPP Company), and such successor (if other than the KPP Company) shall expressly confirm, by written instrument in form and substance satisfactory to the Requisite Holders and furnished to each Holder, that the Notes constitute a senior secured obligation of such successor;

          (iv) following the merger or consolidation an additional $1 of Funded Debt could be incurred in compliance with Section 8.1(c); and

          (v) immediately prior to such merger or consolidation, you receive a certificate of Responsible Officers of the KPP Companies certifying that such merger or consolidation complies with all requirements set forth in this Section 8.4, and an opinion of outside counsel in form and substance satisfactory to the Holders, stating that the successor is a corporation, partnership or limited liability company which is duly organized and existing under the laws of the United States of America or any State thereof and will upon consummation of the merger or consolidation succeed to the assets and liabilities of the KPP Company or Restricted Subsidiary that is a party thereto.

     8.5 Disposition of Assets. No KPP Company shall, nor shall it permit any of its Subsidiaries to, Transfer any Collateral. No KPP Company shall, nor shall permit any of its Restricted Subsidiaries to, Transfer any of its other properties and assets (including securities of its Restricted Subsidiaries) at any time except:

     (a) a Transfer in the ordinary course of business (including any Transfer of obsolete or worn-out assets); or

     (b) a Transfer pursuant to a transaction in compliance with Section 8.4 or
Section 8.7; or

     (c) a Permitted Transfer.

No KPP Company will, nor will permit any of its Restricted Subsidiaries to, issue or sell shares of its capital stock to any Person other than a KPP Company or another Wholly-Owned Restricted Subsidiary of the KPP Companies, other than new issuances of limited partnership units of the Partnership in exchange for cash or property representing fair consideration in the determination of the Board of Directors of KPL. No KPP Company will, nor will permit any of its Subsidiaries to, Transfer any capital stock of a Restricted Subsidiary other than (i) a merger or consolidation which complies with the provisions of Section 8.4, (ii) a contribution of capital stock of a Restricted Subsidiary to a joint venture, provided that following the contribution of such capital stock an additional $1 of Funded Debt could be incurred by the KPP Companies in compliance with Section 8.1(c), or (iii) a Permitted Transfer.

     8.6 Investments. No KPP Company shall, nor shall permit any of its Restricted Subsidiaries to, make or acquire any Restricted Investment.

     8.7 Sale and Leaseback. No KPP Company shall, nor shall permit any of its Restricted Subsidiaries to, sell and lease-back any of its properties or assets; provided, however, that within 180 days following the acquisition of any property or asset, the KPP Companies may sell to and lease-back from another Person such property or asset so long as no Default or Event of Default exists at the time of and after giving effect to such transaction.

     8.8 Transactions with Affiliates. No KPP Company shall, nor shall permit any of its Restricted Subsidiaries to, engage in any transaction with an Affiliate on terms less favorable to such KPP Company or Restricted Subsidiary than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate.

     8.9 Fiscal Year. No KPP Company shall, nor shall permit any of its Subsidiaries to, change its fiscal year to anything other than the calendar year.

     8.10 Subsidiaries. No KPP Company shall have or own any Subsidiary unless such Subsidiary shall either (i) not be a Restricted Subsidiary or (ii) be a Guarantor of the Notes and be a Restricted Subsidiary. No KPP Company may become an Unrestricted Subsidiary. No KPP Company will, or will permit any Restricted Subsidiary to, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction (other than as may exist pursuant to the partnership agreements of the Partnership and
KPOP) on the ability of any Restricted Subsidiary of any KPP Company to pay distributions to any KPP Company or any of its Restricted

Subsidiaries, to redeem equity interests in it held by any KPP Company or any of its Restricted Subsidiaries, to repay loans owing by it to any KPP Company or any of their Restricted Subsidiaries or to transfer any of its assets to any KPP Company or any of its Restricted Subsidiaries. Each KPP Company shall, and shall cause its Restricted Subsidiaries to, provide notice of the Guaranties to any holder of Debt of such KPP Company or such Restricted Subsidiary.

     8.11 Restricted Subsidiaries. (a) As used herein the term "Restricted Subsidiary" means any Subsidiary of any KPP Company other than an Unrestricted Subsidiary. The term "Unrestricted Subsidiary" means any Subsidiary of any KPP Company which the KPP Companies have designated as such, provided that the KPP Companies will not designate any Subsidiary as an Unrestricted Subsidiary unless at the time of such designation and immediately after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) an additional $1 of Funded Debt could be incurred in compliance with Section 8.1(c).

     (b) The KPP Companies may redesignate any Unrestricted Subsidiary as a Restricted Subsidiary so long as at the time of such redesignation and immediately after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) an additional $1 of Funded Debt could be incurred in compliance with Section 8.1(c). To the extent that any Unrestricted Subsidiary becomes a Restricted Subsidiary hereunder, such Subsidiary shall always remain a Restricted Subsidiary.

     (c) On Schedule 15, the KPP Companies shall designate which Subsidiaries they designate as Unrestricted Subsidiaries as of the Closing Date in accordance with the provisions of this Section. Thereafter, promptly upon any Subsidiary being designated by the KPP Companies as a Restricted Subsidiary or an Unrestricted Subsidiary, the KPP Companies shall deliver to each Holder a certificate of the chief financial officer of the Partnership setting forth the name of the Subsidiary, its jurisdiction of incorporation or formation and a brief description of its business and properties, certifying the status of such Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary pursuant to the provisions of this Section.

     SECTION 9. DEFINITIONS AND ACCOUNTING. For all purposes of this Note Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     "Affiliate" means any Person (other than the KPP Companies or any of their Restricted Subsidiaries) which, directly or indirectly, controls or is controlled by or is under common control with the KPP Companies or their Subsidiaries or which beneficially owns or holds or has the power to direct the voting of 10% or more of any class of Voting Stock (or in the case of a Person which is not a corporation, 10% or more of its equity interest) of any KPP Company or any of its Subsidiaries or which has 10% or more of its Voting Stock (or in the case of a Person which is not a corporation, 10% or more of its equity interest) beneficially owned or held, directly or indirectly, by any KPP Company or any of its Subsidiaries. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" has the meaning specified in Section 1.1(a).

     "Applicable Premium Amount" shall mean, with respect to any prepayment of principal owing under the Notes pursuant to Section 4.1 or any acceleration of principal owing under the Notes pursuant to Section 11.1 (such prepaid or accelerated principal amount being herein called the "Called Principal"), an amount equal to the greater of (i) zero, and (ii) the excess of the Discounted Value of such Called Principal over the amount of such Called Principal. As used in this definition:

     "Discounted Value" of any Called Principal means the sum of:

          (a) the amount obtained by discounting such Called Principal from the scheduled maturity date of such Called Principal to (i) in the case of Called Principal which is prepaid pursuant to Section 4.1, the related Prepayment Date, or (ii) in the case of Called Principal which is accelerated pursuant to Section 11.1, the date of acceleration (either such date being herein called the "Settlement Date" for such Called Principal), plus

          (b) the amounts obtained by discounting each remaining payment of interest that would be due on such Called Principal from the date on which such payment would be made to the Settlement Date for such Called Principal, with all such discounting being made in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to any Called Principal, one-half of one percent (0.5%) per annum plus the yield to maturity for the actively traded marketable United States Treasury fixed interest rate security with a maturity equal to the scheduled maturity of the Called Principal of the Notes as of the Settlement Date, as set forth on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service or if Telerate Access Service is not available, then any other nationally recognized trading screen reporting on-line intraday trading in United States Treasury fixed interest rate securities) at 11:00 A.M. (New York City time) as of the second Business Day preceding the date such Applicable Premium Amount becomes due and payable. In the event that no such nationally recognized trading screen reporting on-line trading in the United States Treasury fixed interest rate securities is available, "Treasury Rate" shall mean the yield to maturity implied by the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the second Business Day preceding such Settlement Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury securities having a constant maturity equal to the period from such Settlement Date to the scheduled maturity date of such Called Principal. Such yield shall be determined, if necessary, by (a) converting United States Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

     "Bankruptcy Default" has the meaning specified in Section 11.1.

     "Bank Debt" means indebtedness, which has an original principal amount not in excess of $15,000,000, of KPOP owing to Texas Commerce Bank National Association and Bank of Montreal and their respective successors or assigns, under or pursuant to the Bank Debt Documents.

     "Bank Debt Documents" means that certain Restated Credit Agreement dated as of December 22, 1994, by and among KPOP, Texas Commerce Bank National Association, as Agent and Lenders which are a party thereto, as such agreement may be amended, restated, supplemented or refinanced from time to time.

     "Business Day" means any day on which banks are required to be open to carry on their normal business in the States of New York and Texas.

     "Capitalized Lease" means and includes at any time any lease of property (real, personal or mixed) which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee. "Capitalized Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capitalized Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet of the lessee.

     "CERCLA" has the meaning specified below in the definition of "Hazardous Materials".

     "Claim" means any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs and attorneys' fees and other expenses incurred, assessed or sustained by or against any KPP Company or any of its Subsidiaries.

     "Closing Date" has the meaning specified in Section 1.5.

     "Code" has the meaning specified in Section 2.12(a).

     "Collateral" means all property of any kind which is subject to a Lien in favor of Holders or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Cash Flow" means for the period in question, the sum of (i) Consolidated Net Income for such period, plus (ii) depreciation and amortization, deferred taxes, other non-cash charges and interest expense (including without duplication, interest expense related to Capitalized Leases), for such period that was taken into account in determining such Consolidated Net Income but which did not involve a current expenditure of funds; provided that:

     (a) The determination of Consolidated Cash Flow for a particular 12 month period shall exclude earnings taken into account in determining Consolidated Cash Flow which are attributable to any of the following which have occurred or will have occurred after giving effect to the transaction which necessitates the determination of whether additional Consolidated Funded Debt may be incurred: (i) discontinued operations; (ii) operations represented by properties or assets Transferred or to be Transferred; (iii) a Subsidiary which ceases to be a Consolidated Subsidiary; (iv) minority interests created in a Subsidiary; or (v) the interest in a Subsidiary attributable to capital stock Transferred or to be Transferred.

     (b) Solely for the purpose of determining whether (i) Funded Debt may be assumed or incurred, pursuant to Section 8.1, to finance all or any part of the purchase price of property or (ii) a KPP Company may merge or consolidate pursuant to Section 8.4, or may assume or incur Funded Debt, pursuant to
Section 8.1, in connection with such merger or consolidation, the determination of Consolidated Cash Flow for a particular 12 month period shall include the Consolidated Cash Flow which is attributable solely to the property to be so purchased or the Person with whom the KPP Company is to merge or consolidate for such 12 month period, after elimination of the portions of earnings included in such Consolidated Cash Flow that are or may be attributable to (A) operations to be discontinued, (B) sources of revenues that will not or may not be available to the KPP Companies after the purchase, merger or consolidation,
(C) the gain (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business, (D) the aggregate amount of unusual or nonrecurring gains (net of any tax effect) and (E) other adjustments (such as additional or increased expenses) appropriate to reflect the earnings that would have been realized by the KPP Companies had the purchase of property or the merger or consolidation occurred at the inception of such 12 month period; provided that Holders shall have received a certificate of the chief financial officer of the Partnership, or its general partner, in form and scope satisfactory to each Holder, reflecting the determination of the earnings so attributable to such property or Person, which certificate must specifically be based upon, reference and attach either (x) audited financial statements that reflect the earnings figures used in such determination and any other source of information used in such certificate or
(y) unaudited financial statements that reflect the earnings figures used in such determination which must be prepared in accordance with GAAP (and be accompanied by a certificate of such chief financial officer certifying that they were so prepared), be in form and detail acceptable to Requisite Holders and be otherwise acceptable to Required Holders in their reasonable discretion.

     "Consolidated Funded Debt" means the aggregate, after eliminating all intercompany items, of all Funded Debt of the Partnership and its Consolidated Subsidiaries, consolidated in accordance with GAAP. Without limiting the foregoing, an obligations that may be Funded Debt of more than one of the KPP Companies and their Subsidiaries shall not be counted more than once in determining Consolidated Funded Debt.

     "Consolidated Net Income" means, for the period in question, the Consolidated net income of the Partnership and its Consolidated Subsidiaries (after eliminating all intercompany items and portions of earnings properly attributable to minority interests, but without eliminating the portion of earnings attributable to KPL's 1% general partnership interest in KPOP), all as determined in accordance with GAAP excluding (A) any net loss or undistributed net income, as determined in accordance with GAAP, of any Person in which any KPP Company or any of their Consolidated Subsidiaries has an ownership interest, but which is not a Consolidated Subsidiary, (B) the net income or loss of any Consolidated Subsidiary for any time period included in the computation of such net income prior to the date it became a Consolidated Subsidiary (except in the limited circumstances set forth in paragraph (b) of the definition of Consolidated Cash Flow), (C) the gain or loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business, and (D) the aggregate amount of unusual or nonrecurring gains or losses (net of any tax effect).

     "Debt" of any Person on any date means, without duplication, (a) any obligation of such Person for borrowed money or which was incurred for the purchase price of assets or services, (b) any indebtedness or obligation secured by or constituting a Lien existing on property owned by such Person, whether or not such Person is directly liable for such indebtedness or obligation, (c) the face amount of all letters of credit, bankers acceptances or other similar facilities, whether drawn or undrawn, for which such Person is the account party, (d) all Capitalized Lease Obligations of such Person, (e) the net amount payable for settlement of interest rate swaps of such Person as determined in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such swaps had terminated at the end of such fiscal quarter, and (f) all Guaranty Liabilities by such Person.

     "Default" means any event which, with notice or lapse of time or both, would constitute an Event of Default.

     "ERISA" has the meaning specified in Section 2.12(a).

     "ERISA Affiliate" has the meaning specified in Section 2.12(c).

     "Event of Default" has the meaning specified in Section 11.1.

     "Funded Debt" of any Person on any date means, without duplication, (a) any obligation of such Person for borrowed money or which was incurred for the purchase price of assets or services, in each case having a final maturity of one or more than one year from the date such obligation was incurred (or which is renewable or extendable at the option of such Person to a maturity beyond one year from the date of incurrence thereof), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of such Person under GAAP, (b) any indebtedness or obligation secured by or constituting a Lien existing on property owned by such Person, whether or not such Person is directly liable for such indebtedness or obligation, (c) the face amount of all letters of credit, bankers acceptances or other similar facilities, whether drawn or undrawn, for which such Person is the account party and which have a final maturity of one or more than one year from the date such letter of credit was issued, (d) all Capitalized Lease Obligations of such Person, (e) the net amount payable for settlement of interest rate swaps of such Person as determined in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such swaps had terminated at the end of such fiscal quarter, and (f) all Guaranty Liabilities by such Person in respect of Funded Debt of another Person.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

     "Guaranties" means, collectively, the guaranties of even date herewith given by each of STI, the Partnership, STS, STOP, STH and STPP for the benefit of the Holders, as from time to time amended, modified or restated, and all other guaranties hereafter delivered to Holders in connection with the transactions contemplated herein.

     "Guaranty Liabilities" of any Person on any date means, without duplication, (a) any guarantee or endorsement by such Person of obligations of another (other than endorsements for purposes of collection in the ordinary course of business), (b) any obligation of such Person to purchase goods, services, notes or securities for the purpose of supplying funds for the purchase, payment or satisfaction of, or measured by, obligations of another,
(c) any other contingent obligation of such Person in respect of, or to purchase or otherwise acquire or service, obligations of another, (d) any obligation of such Person, whether or not contingent, in respect of the obligations of a general or limited partnership of which such Person is a general partner, unless the holder of such obligation has agreed to waive all recourse to such Person for such obligation, and (e) every obligation of such Person for obligations of another which such Person has in effect guaranteed by an agreement, contingent or otherwise, to make a loan, advance or capital contribution to or other investment in such debtor for the purpose of assuring or maintaining a minimum equity, asset base, working capital or other balance sheet condition for such debtor on any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment of or by such debtor, or otherwise to supply funds to or in any manner invest in such debtor for such purpose.

     "Hazardous Materials" means materials defined as "hazardous substances", "hazardous wastes", "hazardous constituents" or "solid wastes" in (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section Section 9601 et seq. and any amendments thereto and regulations thereunder ("CERCLA"), (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 et seq. and any amendments thereto and regulations thereunder ("RCRA") and (c) any other federal, state or local environmental statute or regulation.

     "Holder" means a Person to whom any Note is originally issued and any subsequent holder of a Note shown in the register of KPOP to hold such Note.

     "Intercreditor Agreement" means that certain Collateral Trust and Intercreditor Agreement dated as of December 22, 1994 by and among Texas Commerce Bank National Association, Bank of Montreal, each Holder listed on
Schedule 1, Schedule 2, Schedule 3 and Schedule 4, each holder of the 1994 Notes and Texas Commerce Bank National Association, as Trustee as such agreement may be amended, restated or supplemented from time to time.

     "Interim Debt" means the Debt of KPOP under the Bridge Financing Agreement dated December 18, 1995, as heretofore amended and modified, among KPOP, Texas Commerce Bank National Association, as Agent, and the lenders parties thereto; the funds advanced thereunder have been used by KPOP to acquire the assets of Steuart Petroleum Company.

     "KPL" means Kaneb Pipe Line Company, a Delaware corporation.

     "KPOP" means Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership.

     "KPP Companies" means, collectively, KPOP, STI, the Partnership, STS, STOP, STH and STPP and, subject to Section 8.4, their successors and assigns.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure obligations, indebtedness or claims owed to him or any other arrangement with such creditor which provides for the payment of such obligation, indebtedness or claim out of such property or assets or which allows him to have such obligation, indebtedness or claim satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Margin Stock" has the meaning specified in Section 2.11.

     "Mortgage" means that certain First Amended and Restated Mortgage and Security Agreement dated as of December 22, 1994, executed by KPOP and KPL, as amended by that certain Modification of First Amended and Restated Mortgage and Security Agreement dated as of December 18, 1995, and that certain Second Modification of First Amended and Restated Mortgage and Security Agreement dated of even date herewith.

     "1994 Notes" means those certain Series A Notes issued by KPOP and those certain Series B Notes issued by STI pursuant to those certain Note Purchase Agreements dated as of December 22, 1994, among KPOP, STI, the Partnership, STS, and STOP and the parties named therein as purchasers.

     "Note Agreements" has the meaning specified in Section 1.1(a).

     "Note Purchase Documents" means this Agreement, the other Note Agreements, the Notes, the Security Documents, the Intercreditor Agreement, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

     "Notes" has the meaning specified in Section 1.4(a).

     "Partners' Capital" means, at the time in question, the partners' capital of the Partnership, as consolidated with its Subsidiaries, as determined in accordance with GAAP, including without limitation, the elimination of minority interests.

     "Partnership" means Kaneb Pipe Line Partners, L.P., a Delaware limited partnership.

     "PBGC" has the meaning specified in Section 2.12(c).

     "Permitted Investment" means any investment by any KPP Company or any of their Restricted Subsidiaries in any other Person, whether by acquisition of stock or Debt, by loan, advance, guarantee, or transfer of property out of the ordinary course of business, by capital contribution, by extension of credit or otherwise by any KPP Company or any of their Restricted Subsidiaries in any of the following:

          (a) any marketable obligation maturing not later than one year after the date of acquisition thereof, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the United States of America;

          (b) commercial paper which is rated "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investor Service, Inc., and maturing not later than one year after the date of acquisition thereof, issued by any corporation organized under the laws of the United States or any state thereof and which has capital, surplus and undivided profits of at least $100,000,000;

          (c) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $100,000,000 whose senior debt securities are rated "A" or higher by Standard & Poor's Corporation or "A-2" or higher by Moody's Investor Service, Inc., provided that such deposit must either be payable on demand or mature not later than twelve months from the date of investment therein;

          (d) any demand deposit with a commercial bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $100,000,000 maintained for use in the ordinary course of business;

          (e) any tax-exempt security which is rated "A" or higher by Standard & Poor's Corporation or "A-2" or higher by Moody's Investor Services, Inc., maturing not later than one year from the date of acquisition thereof and which is issued by any institution having capital, surplus and undivided profits of at least $100,000,000;

          (f) any advance to directors, officers or employees of any KPP Company in the ordinary course of business which has been approved by such KPP Company, provided that the aggregate amount of all such advances outstanding at any one time may not exceed $1,000,000;

          (g) all accounts receivables on normal trade terms which arise from the sale of goods or services in the ordinary course of business;

          (h) intercompany advances, loans or extensions of credit by any KPP Company or any of their Wholly Owned Restricted Subsidiaries to any other KPP Company or any of their Wholly Owned Restricted Subsidiaries provided that such intercompany advances, loans or extensions of credit shall be subordinated to the Notes and the Guaranties upon terms satisfactory to the Holders;

          (i) investments, other than pursuant to the preceding clause (h) (by transfer of property, capital contribution or otherwise) in the Partnership, KPOP, STS, STI, STOP, STH or STPP or any other Person provided that such Person is or shall immediately therewith become a Guarantor and a Wholly Owned Restricted Subsidiary of the KPP Companies; and

          (j) any other investment so long as the aggregate book value of such investments does not at any time exceed ten percent (10%) of the Partners' Capital as of the end of the fiscal year immediately preceding the date in question.

     "Permitted Transfer" means a Transfer of property or assets or a Transfer of capital stock or partnership units of a Subsidiary of any KPP Company (other than a Subsidiary that is one of the KPP Companies other than STOP) if:

          (a) at the time of such Transfer, and immediately after giving effect thereto:

               (i) such Transfer is for fair market value and in the best interests of the Person making such Transfer,

               (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, or

               (iii) all such Transfers which are to be treated as "Permitted Transfers" under this subsection (a) in any fiscal year shall consist of properties or assets or of capital stock of a Subsidiary which do not in the aggregate have a book value (determined with regard to each such property or asset or such capital stock at the time the same is Transferred) of more than ten percent (10%) of the Partners' Capital as of the end of the immediately preceding fiscal year; or

          (b) any other Transfer for cash provided that within one year from the date of such Transfer, the KPP Companies or their Subsidiaries use the full amount of the proceeds received therefrom, net of all expenses of the KPP Companies or their Subsidiaries incurred in connection with such Transfer, either (or in combination):

               (i) to acquire property or assets used in the storage, terminaling, pipeline and transportation business, or

               (ii) to pay Funded Debt of the KPP Companies.

          (c) the Transfer is to any other KPP Company or any of their Wholly Owned Restricted Subsidiaries.

     "Person" means an individual, a corporation, a partnership, a trust, a joint venture, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Plan" has the meaning specified in Section 2.12(c).

     "Prepayment Date" has the meaning specified in Section 4.1.

     "Prime Rate" means, on any day, the rate quoted by J. P. Morgan Company as its prime rate, base rate or similar reference for such day; or, if such rate is no longer quoted by J. P. Morgan Company, such other similar reference rate for such day readily available as selected by the Requisite Holders to be the Prime Rate.

     "Private Placement Memorandum" has the meaning specified in Section 2.2.

     "RCRA" has the meaning specified in the above definition of "Hazardous Materials".

     "Reportable Event" has the meaning specified in Section 2.12(c).

     "Requisite Holders" means the Holder or Holders of not less than 51% in aggregate principal amount of all Notes at the time outstanding, exclusive of any Notes held by the KPP Companies, any of their Subsidiaries or any Affiliate of such Persons.

     "Responsible Officer" means any of the following officers, agents or employees of any KPP Company, or in the case of a partnership, of the Managing General Partner of such KPP Company: the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer and, and the Chief Financial Officer (and any Person who performs one of the same functions under a different title).

     "Restricted Investment" means any investment by any KPP Company or any of their Restricted Subsidiaries in any other Person, whether by acquisition of stock or Debt, by loan, advance, guarantee, or transfer of property out of the ordinary course of business, by capital contribution, by extension of credit or otherwise; provided that the term "Restricted Investment" shall not include any Permitted Investment.

     "Restricted Payment" means (a) any dividend on, or other distribution in respect of, shares of class of capital stock of, or partnership or other interest in any KPP Company or any of their Subsidiaries (other than a dividend or other distribution payable solely in capital stock of such company or a dividend or other distribution payable solely to KPOP or to one of its Wholly-Owned Restricted Subsidiaries), (b) any payment on account of the purchase, redemption or other retirement of any such shares of capital stock or partnership interest, or of any warrant, option or other right to acquire shares of capital stock or partnership interest in, KPL, Kaneb Services, Inc., any KPP Company or any of their Subsidiaries, or (c) any other distribution made to a holder of any such shares of capital stock or partnership interest, either directly or indirectly (other than a distribution payable solely in capital stock of any KPP Company), including any forgiveness of debt owed by such shareholder or partner to KPL, any KPP Company or any of their Subsidiaries.

     "Restricted Subsidiary" has the meaning given it in Section 8.11.

     "Rule 144A" means Rule 144A promulgated by the SEC, as amended from time to time.

     "SEC" means the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor.

     "Security Documents" means the Guaranties, all other instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Person to Holders or the Trustee in connection with this Note Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Note or the performance of the KPP Companies' or any other Person's other duties and obligations under the Note Purchase Documents.

     "Security Schedule" means Schedule 5 hereto.

     "Series C Contract Rate" has the meaning specified in Section 1.1(b).

     "Series C Final Maturity Date" has the meaning specified in Section
1.1(a).

     "Series C Overdue Rate" has the meaning specified in Section 1.1(b).

     "Series D Contract Rate" has the meaning specified in Section 1.2(b).

     "Series D Final Maturity Date" has the meaning specified in Section
1.2(a).

     "Series D Overdue Rate" has the meaning specified in Section 1.2(b).

     "Series E Contract Rate" has the meaning specified in Section 1.3(b).

     "Series E Final Maturity Date" has the meaning specified in Section
1.3(a).

     "Series E Overdue Rate" has the meaning specified in Section 1.3(b).

     "Series F Contract Rate" has the meaning specified in Section 1.4(b).

     "Series F Final Maturity Date" has the meaning specified in Section
1.4(a).

     "Series F Overdue Rate" has the meaning specified in Section 1.4(b).

     "STH" means StanTrans Holdings, Inc., a Delaware corporation.

     "STI" means StanTrans, Inc., a Delaware corporation.

     "STOP" means Support Terminals Operating Partnership, L.P., a Delaware limited partnership.

     "STPP" means StanTrans Partners, L.P., a Delaware limited partnership.

     "STS" means Support Terminal Services, Inc., a Delaware corporation.

     "Subsidiary" means, with respect to any KPP Company, any corporation, association or other business entity in which such KPP Company or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such KPP Company or one or more of its Subsidiaries or such KPP Company and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such KPP Company or one or more of its Subsidiaries).

     "Transfer" means to sell, lease, transfer or otherwise dispose.

     "Trustee" means the Trustee appointed and acting pursuant to the Intercreditor Agreement.

     "Unrestricted Subsidiary" has the meaning given it in Section 8.11.

     "Voting Stock" of a Person means the issued and outstanding capital stock or equity interest of such Person with the power to elect, appoint or cause the election or appointment of the members of its board of directors or other similar governing body.

     "Wholly Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all the equity interests, voting interests and Debt of which are owned by any one or more of the KPP

Companies and their other Wholly Owned Restricted Subsidiaries at such time.

     SECTION 10.  SECURITY.

     10.1 The Security. The Notes will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Person and accepted by Requisite Holders.

     10.2 Agreement to Deliver Security Documents. Each KPP Company agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Notes whenever requested by Requisite Holders in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Requisite Holders for the purpose of granting, confirming, and perfecting first and prior liens in the Collateral. Each KPP Company also agrees to deliver and to cause its Subsidiaries to deliver, whenever Requisite Holders determine in their sole and absolute discretion, reasonably exercised, that any of the matters described below is in question, favorable opinions from legal counsel acceptable to the Requisite Holders as to such matter (a) confirming that such properties and interests are subject to Security Documents securing the Notes that constitute and create legal, valid and duly perfected first deed of trust liens, or mortgage liens or security interests in such properties and interests and the proceeds thereof, (b) stating that such properties and interests are free and clear of all Liens except those in favor of Trustee and that such Person has good and defensible title thereto, and (c) covering such other matters as Requisite Holders may request.

     10.3 Perfection and Protection of Security Interests and Liens. The KPP Companies will from time to time deliver to the Trustee financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the KPP Companies or any of their Subsidiaries in form and substance satisfactory to the Requisite Holders.

     10.4 Additional Secured Debt. (a) Funded Debt for money borrowed by KPOP with respect to which all of the following are true is herein called "Qualifying Debt": (i) such Debt is permitted to be incurred by Section 8.1(c) at the time such Debt is incurred, (ii) such Debt is permitted to be incurred pursuant to the terms of each document or instrument governing other Debt of any of the KPP Companies or any of their Subsidiaries (or a written consent given thereunder), (iii) such Debt is permitted to be secured on a pari passu basis with all other Debt which is secured by the Collateral pursuant to the terms of each document or instrument governing such Debt that is secured by the Collateral (or a written consent given thereunder), (iv) the initial holders of such Debt are Financial Institutions, (v) such Debt is not guarantied in any manner by any Person and is not secured by any Lien unless any such guaranty or Lien shall concurrently benefit and secure all Notes on a pari passu basis,
(vi) any consent or approval of any governmental or public body or authority which is required for the incurrence of such Debt has been obtained, and (vii) KPOP has given an officer's certificate addressed to each Holder of KPOP's intent to secure such Debt with the Collateral, which certificate shall have been given not less than 30 days prior to the incurrence of such Debt and shall contain representations, warranties and covenants (in form and substance approved by the Trustee) that such Debt complies with each of the provisions of this Section 10.4. To the extent that the principal amount of the Notes exceeds $68,000,000, the principal amount of the 1994 Notes exceeds $60,000,000 or the amount of loans, letters of credit or commitments to make loans or issue letters of credit under the Bank Debt Documents exceeds $15,000,000 (exclusive of the amount of premium, interest, expenses, fees, indemnifications and similar amounts that may be incurred in respect of such amount), such excess principal amount or excess loans, letters of credit or commitments shall not be treated as Funded Obligations under the Intercreditor Agreement unless the same shall be Qualifying Debt. As used in this Section 10.4, "Financial Institution" shall mean a commercial bank chartered under, or duly authorized to operated a branch in the United States under, the law of the United States or any state thereof, or an insurance company or commercial finance company organized under the laws of any State of the United States, in each case with capital and surplus in excess of $100,000,000 at the time it shall become a creditor hereunder, or a separate account administered by such an insurance company.

     (b) The Trustee shall be authorized to execute amendments or supplements to the Security Documents reasonably acceptable to the Trustee and the KPP Companies to provide for the securing of Qualifying Debt on a pari passu basis with the Notes, subject to and on the conditions that (i) the KPP Companies and the holder of the Qualifying Debt shall have complied with such conditions as the Trustee may reasonable require to assure that such Debt is Qualifying Debt on the date so secured and (ii) the holders of such Qualifying Debt shall have executed a written agreement agreeing to be bound by all of the terms and conditions of the Intercreditor Agreement in the form attached thereto as Exhibit B. Notwithstanding anything to the contrary contained in this Agreement, any Note Purchase Document, Bank Debt Document or the 1994 Notes or any document executed in connection therewith, the Intercreditor Agreement shall at all times provide that, to the extent (i) the Liens upon the Collateral securing any such Qualifying Debt are or become subject or subordinate to any claims or Liens of any other Person to which the Notes are not similarly subject or subordinate or (ii) the Qualifying Debt, or the Liens upon the Collateral securing the Qualifying Debt, shall become subject or subordinate to claims of any other Person or defenses of any of the KPP Companies or any other Person (including without limitation avoidability by a trustee in any bankruptcy or insolvency proceeding) to which any of the Notes are not subject (each an "Intervening Claim"), any amount which must be applied against such Intervening Claim shall be deducted from the amount allocable to such Qualifying Debt by the Trustee or any Holder pursuant to the provisions of the Intercreditor Agreement.

     SECTION 11.  DEFAULTS AND REMEDIES.

     11.1 Events of Default. If one or more of the following events (each an "Event of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of principal of any Note when and as the same shall become due and payable, or default in the payment of the Applicable Premium Amount of any Note when and as the same shall become due and payable; or

     (b) default in the payment of any interest upon any Note when such interest becomes due and payable and continuance of such default for a period of 5 Business Days; or

     (c) default in the performance or observance of any covenant, agreement or condition contained in Section 8 hereof which shall not have been remedied, waived or cured by the 30th day after the occurrence of such default; or

     (d) default in the performance or observance of any covenant, agreement or condition contained in the Notes, in the Note Agreements or in any other Note Purchase Document (other than specified in subsections (a), (b) or (c) above) which shall not have been remedied, waived or cured by the 30th day after the earlier of the date on which (i) any KPP Company receives notice of such default from a Holder or (ii) a Responsible Officer otherwise obtains knowledge of such default; or

     (e) (i) any default occurs in the payment when due of any principal, premium or interest on the Bank Debt, the 1994 Notes or any "Qualifying Debt" secured by Liens on the Collateral and any applicable grace period thereof has expired, or (ii) any other default or event of default occurs in respect of the Bank Debt or any such Qualifying Debt or under any agreement relating to such obligation or indebtedness, and any such default or event of default has not been cured or permanently waived prior to the expiration of any applicable grace period, or (iii) any default occurs in the payment when due of any principal, premium or interest on any Debt of any KPP Company or any of their Subsidiaries (other than the Notes and the Bank Debt or such Qualifying Debt) which Debt exceeds $5,000,000 in the aggregate and any applicable grace period thereof has expired, or (iv) any other default or event of default occurs in respect of such Debt described in (e)(iii) or under any agreement relating to such obligation or indebtedness, and any such default or event of default has not been cured or permanently waived prior to the expiration of any applicable grace period; or

     (f) any KPP Company or any of their Subsidiaries shall file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or an answer consenting to, admitting the material allegations of or otherwise not controverting, or shall fail to timely controvert, a petition filed against such KPP Company or Subsidiary seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or any KPP Company or any of their Subsidiaries shall file such a petition or answer with respect to relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

     (g) a court of competent jurisdiction shall enter an order for relief which is not stayed within 90 days from the date of entry thereof against any KPP Company or any of their Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended; or there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within 90 days from the date of entry thereof adjudging any KPP Company or any of their Subsidiaries as bankrupt or insolvent, or ordering relief against any KPP Company or any of their Subsidiaries, or approving as properly filed a petition seeking relief against any KPP Company or any of their Subsidiaries, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of any KPP Company or any of their Subsidiaries or of any part of the Collateral or a substantial part of any of its other property, or ordering the reorganization, winding-up or liquidation of its affairs; or any involuntary petition against any KPP Company or any of their Subsidiaries seeking any of the relief specified in this clause shall not be dismissed within 90 days of its filing; or

     (h) any KPP Company or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or any KPP Company or any of their Subsidiaries shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of such KPP Company or Subsidiary or of any part of the Collateral or any substantial part of its other property; or any KPP Company or any of their Subsidiaries shall have admitted to its insolvency or inability to pay, or shall have failed to pay, its debts generally as such debts become due; or any KPP Company or any of their Subsidiaries or their directors or majority stockholders shall take any action looking to the dissolution or liquidation of such KPP Company or Subsidiary (other than as contemplated by Section 8.4 or Section 8.5); or

     (i) there shall remain in force, undischarged, unsatisfied, unbonded and unstayed, for more than 30 consecutive days final judgments, decrees or orders for the payment of money in excess of an aggregate amount of $25,000,000 against any KPP Company or any of their Subsidiaries; or

     (j) (i) any KPP Company or any ERISA Affiliate shall incur any liability in excess of $5,000,000 to a Plan or to the Internal Revenue Service or the Pension Guaranty Benefit Corporation with respect to a Plan or (ii) a statutory Lien shall be placed on the property of any KPP Company or any ERISA Affiliate pursuant to ERISA which secures obligations in excess of $5,000,000; or

     (k) any representation or warranty by or on behalf of the KPP Companies in the Note Agreements, the Notes, any other Note Purchase Document or in any certificate or instrument furnished in connection therewith proves to have been false or misleading in any material respect as of the date given or made;

then (i) upon the occurrence of any Event of Default described in subsections
(f), (g) or (h) of this section with respect to any KPP Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable; (ii) upon the occurrence with respect to any Note of any Event of Default described in subsection (a) or (b), the Holder of any Note may at any time during its continuance, by written notice to the KPP Companies, declare its Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable; or (iii) upon the occurrence of any other Event of Default, the Requisite Holders may at any time during its continuance, by written notice to the KPP Companies, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

     The amount payable upon the occurrence of a Bankruptcy Default shall be, to the extent permitted by law, the entire unpaid principal amount of the Notes, together with interest accrued thereon, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the KPP Companies and their Subsidiaries. The amount payable upon an acceleration based on any other Event of Default shall be, to the extent permitted by law, the entire unpaid principal amount of the Notes so accelerated, the interest accrued thereon to the date of acceleration, and the Applicable Premium Amount, and such amount shall be payable without presentment, demand, protest or further notice, all of which are expressly waived by the KPP Companies.

     One Business Day prior to giving notice declaring all of the Notes to be due and payable pursuant to Section 11.1(iii), the Computing Holder (as defined below) shall give written notice to all other Holders of the amount of the Applicable Premium Amount of the Notes to be so accelerated, which notice shall set forth in reasonable detail the computation thereof. Each Holder shall notify the Computing Holder within one Business Day of receipt of the notice from the Computing Holder whether or not it accepts such calculation of the Applicable Premium Amount. Failure of any Holder to give such notice within such time period shall be deemed to constitute acceptance of the Computing Holder's calculation. If less than the Requisite Holders agree with the Computing Holder's calculation of the Applicable Premium Amount, the Requisite Holders may calculate the Applicable Premium Amount due on the Notes so accelerated, which calculation shall be binding absent manifest error. On any date on which written notice is given to the KPP Companies declaring all of the Notes to be due and payable pursuant to Section 11.1(iii), the Computing Holder shall give written notice to the KPP Companies and to all the other Holders of the amount of the Applicable Premium Amount due on the Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof. For purposes of this paragraph, the "Computing Holder" shall be the Holder owning, as of the second Business Day prior to the date of any notice being given pursuant to the immediately preceding sentence, an aggregate principal amount of Notes greater than any other Holders to be prepaid. For purposes of determining the Computing Holder, holdings of all affiliated companies shall be aggregated.

     Within five Business Days after Requisite Holders receive notice that any other Holder has given written notice to the KPP Companies declaring its Note to be due and payable pursuant to Section 11.1(ii), the Holder of such Note shall give written notice to the KPP Companies of the amount of the Applicable Premium Amount due on the Note so accelerated, which notice shall set forth in reasonable detail the computation thereof, and the KPP Companies shall provide written notice of such Applicable Premium Amount to the other Holders. The Applicable Premium Amount set forth in any such notice shall be binding on the KPP Companies and the Holders absent manifest error.

     If, at any time after any or all of the Notes shall have been declared due and payable pursuant to this Section 11.1 and before any judgment or decree for the payment of monies due shall have been obtained or entered, the KPP Companies shall pay in full the principal, interest and Applicable Premium Amount which shall have become due and payable in respect of the Notes otherwise than by such declaration, with interest upon all such overdue principal and the Applicable Premium Amount and (to the extent that payment of such interest is enforceable under applicable law) upon overdue interest at the Series C Overdue Rate, the Series D Overdue Rate, the Series E Overdue Rate, and the Series F Overdue Rate, as applicable, to the date of such payment, and an additional amount sufficient to reimburse the Holders for their costs and expenses incurred in connection with any such declaration, and the KPP Companies shall remedy every other Event of Default, then the Requisite Holders, by written notice to the KPP Companies, may (but shall have no obligation to) rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     11.2 Suits for Enforcement. Subject to the exercise by Trustee of its powers under the Security Documents, in case any one or more of the Events of Default specified in Section 11.1 shall occur and be continuing, the Holder of each Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in such Note or the Note Agreements or any other Note Purchase Document or in aid of the exercise of any power granted therein, or may proceed to enforce the payment of such Note or to enforce any other legal or equitable right of such Holder. If any Holder of a Note shall demand payment thereof or take any action in respect of a Default or an Event of Default, the KPP Companies will forthwith give written notice to the other Holders of Notes, specifying such action and the nature of the Default or Event of Default. The notice to each Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other Holders.

     In case of a Default or Event of Default, the KPP Companies will pay to each Holder such further amount as shall be sufficient to cover such Holder's costs and expenses of collection and enforcement, including attorneys' fees, to the extent provided in Section 13.2.

     11.3 Remedies Cumulative. No remedy herein conferred upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     11.4 Remedies Not Waived. No course of dealing or unwritten agreement or practice between the KPP Companies and any Holder shall operate as a waiver of any right of any Holder and no delay on the part of any Holder in exercising any right shall so operate.

     11.5 Indemnity. Each KPP Company and their Subsidiaries, jointly and severally, agrees to indemnify and reimburse each Holder, upon demand, against and for any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Holder growing out of, resulting from, or in any other way associated with the Note Agreements, the Notes, the other Note Purchase Documents or the transactions and events (including the enforcement or defense thereof) at any time associated herewith or therewith or contemplated herein or therein. THE FOREGOING INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS OF THE KPP COMPANIES SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY

KIND BY SUCH HOLDER, PROVIDED THAT:

          (a) Except as provided in the following subsection (b), no Holder shall be entitled under this section to receive indemnification for (i) that portion of any final judgment for liabilities and costs which portion, determined in accordance with principles of comparative fault, is based upon a finding that such Holder has been grossly negligent or has engaged in willful misconduct, or (ii) the liabilities and costs representing that portion of any out-of-court settlement by a Holder which has been allocated by the parties to such settlement to a claim that such Holder has been grossly negligent or has engaged in willful misconduct.

          (b) Each Holder shall be entitled under this section to receive indemnification and reimbursement for any liabilities and costs arising from a final judgment in favor of an Outside Party to the effect that such Holder is somehow legally responsible (due to a theory of imputed negligence or otherwise) for the negligence or other acts or omissions of any KPP Company or any of their Affiliates.

          (c) Each KPP Company shall (upon demand as the same are incurred) indemnify and reimburse each Holder for all costs, expenses, and disbursements of any kind or nature whatsoever (including reasonable fees of attorneys, accountants, experts and advisors) which are incurred by such Holder in defending against any claim or allegation that such Holder has been grossly negligent or has engaged in willful misconduct. Each Holder agrees to reimburse the KPP Companies for amounts paid to such Holder under this Section 11.5(c) upon the determination in a final judgment that such Holder has been grossly negligent or has engaged in willful misconduct.

          (d) No Holder shall, without the consent of the KPP Companies, which consent shall not be unreasonably withheld, enter into any out-of-court settlement of any claim for liabilities and costs if the KPP Companies would be obligated under this section to indemnify such Holder for amounts paid by such Holder under such settlement. The KPP Companies will, however, consent to any settlement proposed by such Holder which is reasonable in light of the then existing circumstances.

As used in this section: the term "Holder" shall refer not only to each Person who is the Holder of any Note at the time in question but also to any former Holder of such Note (or of any predecessor Note) and to each director, officer, agent, attorney, employee, representative and affiliate of such present or former Holder, and the term "Outside Party" shall refer, with respect to any Holder, to any Person other than such Holder, its owners, and the insurance or other regulatory authorities which exercise jurisdiction over its ability to purchase promissory notes and engage in transactions of the kind contemplated herein.

     SECTION 12. CONSENTS, WAIVERS AND AMENDMENTS. Any term, covenant, agreement or condition of the Notes or the Note Agreements or any other Note Purchase Document may, with the consent of the KPP Companies, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), but any such amendment or waiver must be made in writing by one or more instruments signed by the Requisite Holders; provided that:

     (a) no such amendment or waiver shall, without the consent of all Holders,

          (1) change the maturity of the principal of, or any installment of interest on, any of the Notes, or reduce the principal amount thereof or the interest thereon, or subordinate or otherwise modify the terms of payment of the principal thereof or interest or premium thereon including any extension of the time for, or change in the application or priority of, any such payment, or

          (2) give to any Note any preference over any other Note, or

          (3) reduce the percentage of the principal amount of Notes the Holders of which are required to approve any such amendment or effectuate any such waiver, or

          (4) except as provided in Section 10.4, amend any Guaranty or amend any other Security Document where the effect of such amendment releases any Collateral or adversely affects the perfection or priority of any Lien on the Collateral, or

          (5) amend or waive any of the provisions of this Section 12,

          (6) amend any of the provisions of the Intercreditor Agreement, and

     (b) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.


     The KPP Companies will not, directly or indirectly, solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, the Notes or other Note Purchase Documents unless each Holder (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the KPP Companies and shall be afforded the opportunity of considering the same and shall be supplied by the KPP Companies with sufficient information, including but not limited to the making of updated representations and warranties comparable in scope to those set forth in
Section 2, to enable it to make an informed decision with respect thereto. The KPP Companies will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or other Note Purchase Documents unless such remuneration is concurrently paid, on the same terms (except for differences in interest rate and maturity), ratably to each Holder of then outstanding Notes. The KPP Companies will not in connection with any solicitation, request or negotiation of any waiver or amendment, directly or indirectly, prepay or offer to prepay (and shall represent that they do not contemplate prepaying within the next twelve months) any series that would not be prepaid ratably with the Notes of the other series, and any prepayment made by the KPP Companies during the twelve months immediately following such waiver or amendment, must be pro rata among the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes, except for such difference in the offer price between Series C Notes, Series D Notes, the Series E Notes and the Series F Notes which reflects only the differences in the interest rates thereon and payment dates or maturity date thereof and is reasonably determined.

     Subject to the last sentence of this paragraph, any amendment or waiver pursuant to this Section 12 shall apply equally to all Holders and shall be binding upon them, upon each further Holder of any Note and upon the KPP Companies whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto. For purposes of determining whether the Holders of the requisite aggregate principal amount of Notes at any time have agreed or consented to any amendment or waiver pursuant to the provisions of this Section 12, any Notes held by any KPP Company, any of their Subsidiaries or any Affiliate shall not be deemed outstanding. Any consent made by a Holder that has transferred or has agreed to transfer its Notes to a KPP Company, any of their Subsidiaries or any Affiliate thereof and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consent of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such Holder.

     SECTION 13.  SPECIAL RIGHTS OF PURCHASER.

     13.1 Method of Payment; Indemnity; Notation Prior to Transfer. Anything contained in the Notes to the contrary notwithstanding, in the case of each Note held by you, KPOP will make all payments in respect of its Notes (including the final payment) of principal thereof and the Applicable Premium Amount (if any) and interest thereon by wire transfer in immediately available funds not later than 11:00 a.m. (local time at your address for payment specified on Schedule 1, Schedule 2, Schedule 3, or Schedule 4, as appropriate), on the date each such payment is due pursuant to the terms hereof and the terms of the Notes, to the account specified under your name on
Schedule 1, Schedule 2, Schedule 3, or Schedule 4, as appropriate (or in such other manner or at such other address or account in the United States as you may from time to time designate to the KPP Companies in writing), each such payment being accompanied by the reference number specified on Schedule 1,
Schedule 2, Schedule 3, or Schedule 4, as appropriate, and by such other information as is necessary to identify the source and application thereof, and all without any presentment or surrender of such Note and without any notation
of such payment being made thereon.   The KPP Companies agree that, in the
event that any Note held by you is lost, stolen or destroyed and application is made, pursuant to the provisions of Section 14.3, for the execution and delivery of a new Note in lieu thereof, an unsecured indemnity agreement signed by you shall constitute indemnity satisfactory to the KPP Companies.

     You agree that in the event you shall sell or transfer such Note you will notify the KPP Companies of that fact and will prior to the delivery of such Note make, or cause to be made, a notation thereon of all principal, if any, theretofore paid on such Note and of the date to which interest has been paid on such Note.

     13.2 Expenses. Whether or not the transactions contemplated herein shall be consummated, the KPP Companies shall pay all of your and the Trustee's expenses, including out-of-pocket expenses, arising in connection therewith, including the fees and disbursements of your special counsel and Trustee's special counsel for all services incident to the preparation and negotiation of the Note Agreements, the Notes, the other Note Purchase Documents and all other
documents and instruments delivered in connection therewith.   The KPP
Companies shall also pay all compensation to the Trustee and any and all costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisers) of any kind or nature whatsoever which is incurred by the Trustee resulting from or in any other way associated with any of the Collateral, the Note Purchase Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein. The KPP Companies shall also pay, and save you harmless from, any and all liabilities with respect to the assignment of a private placement number from Standard and Poor's CUSIP Service Bureau, trustee's fees and expenses, environmental assessment charges, title charges, survey costs, filing, registration and recording fees, mortgage recording taxes, stamp and other taxes, duties, imposts, assessments and other charges which may be payable or deemed to be payable in connection with the execution and delivery of this Note Agreement, the Notes and the other Note Purchase Documents. The KPP Companies agree, to the extent permitted by applicable law, to pay and indemnify you against any costs and expenses, including reasonable attorneys' and accountants' fees, incurred by you, any subsequent Holder or the Trustee in evaluating (in connection with any controversy or potential controversy) and enforcing, exercising or defending any rights or remedies under this Agreement, the Notes and the other Note Purchase Documents or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any subsequent Holder's having acquired any Note, including without limitation, costs and expenses incurred in any bankruptcy case. Without limiting the foregoing, to the extent permitted by applicable law, the KPP Companies also will pay the reasonable fees, expenses and disbursements of an investment bank or other firm acting as adviser (which fees, expenses and disbursements may include, without limitation, reasonable legal and accounting fees) to the Holders of the Notes following the occurrence and during the continuance of a Default or an Event of Default or in connection with any such amendment or waiver proposed in connection with any potential Default or Event of Default or any workout, restructuring or similar negotiations relating to this Agreement, the Notes and the other Note Purchase Documents or any other Holder. The obligations of the KPP Companies under this Section 13.2 shall survive the transfer of any Note or portion thereof or interest therein by you or any subsequent Holder and the payment of any Note.

     SECTION 14.  REGISTRATION, TRANSFER OR EXCHANGE OF NOTES.

     14.1 Note Register. The KPP Companies shall keep at their office or agency maintained as provided in Section 7.1 a register in which the KPP Companies shall provide for the registration of Notes and for the registration of transfer and exchange of Notes.

     14.2 Surrender for Transfer. The Holder of each Note at its option may either in person or by duly authorized attorney surrender the same for registration of transfer or exchange at such office or agency of the KPP Companies and, without expense to such Holder (other than for transfer taxes, if any), receive in exchange therefor a Note or Notes, each in the face amount of at least $900,000 (or if the outstanding principal amount of a Note being so transferred or exchanged is less than $900,000 at such time, then in the face amount of amount then outstanding), dated as of the date to which interest has been paid on the surrendered Note, and registered in the name of such Person or Persons as may be designated by such Holder, for the same aggregate principal amount as the then unpaid principal amount of such surrendered Note. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in the form of Exhibit F to this Agreement, duly executed by the Holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for any surrendered Note shall in all other respects be in the same form and have the same terms as such surrendered Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

     14.3 Loss, Theft, Destruction or Mutilation of Notes. Upon receipt of evidence reasonably satisfactory to the KPP Companies of the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft or destruction, upon receipt of indemnity or instrument reasonably satisfactory to the KPP Companies which may include unsecured corporate obligations in the case of any institutional investor, or in the case of any such mutilation, upon surrender and cancellation of the mutilated Note, the KPP Companies will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount, dated as of the date to which interest has been paid on such earlier Note.

     14.4 Holders. Provided that the KPP Companies have complied with their obligation to register any transfer or exchange of a Note under Section 14.2, the KPP Companies may deem and treat the Holder of each Note as the owner and holder of such Note for the purpose of receiving payment of principal and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue.

     SECTION 15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties made herein, in the Notes, and in any documents and certificates delivered pursuant hereto shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and shall survive the issuance and delivery of the Notes and your purchase thereof and payment therefor and shall continue in full force and effect so long as any
Note is outstanding and unpaid. In addition, the KPP Companies' obligations under Sections 11.5 and 13.2 hereof shall survive the payment of the Notes. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, agreements, representations and warranties in this Agreement contained by or on behalf of the KPP Companies, or by or on behalf of you, shall bind and inure to the benefit of the respective successors and assigns of the parties hereto; provided that the KPP Companies may not assign any of their rights under this Agreement or any other Note Purchase Document without your written consent.

     SECTION 16. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications provided for under the Note Agreements or under the Notes or the other Note Purchase Documents shall be in writing and either delivered by overnight delivery service with proof of delivery, or sent by facsimile transmission, with copies delivered by overnight delivery service with proof of delivery:

     (a) if to any Holder, at its address (or addresses) specified on Schedule 1, Schedule 2, Schedule 3, or Schedule 4, as appropriate; and

     (b) if to the KPP Companies, at:

          2435 North Central Expressway
          Richardson, Texas 75080
          Telecopier No.: (214) 699-1894
          Attention:  Edward D. Doherty
          with a copy to:  Michael B. Glazer, Esq.


or at such other address as each party referred to in this section may hereafter designate by like notice to the other parties. Any such notice or communication shall be deemed to have been given (i) in the case of overnight delivery service, as of the date of first attempted delivery at the address provided herein, and (ii) in the case of facsimile transmission, when actually received.

     SECTION 17. SEVERABILITY. If any term or provision hereof or of the Notes shall be determined to be illegal or unenforceable all other terms and provisions hereof and of the Notes shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     SECTION 18. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, sections, subsections and other subdivisions refer to the Exhibits, Schedules, sections, subsections and other subdivisions of this Agreement and the other Note Agreements unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     SECTION 19. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     SECTION 20. GOVERNING LAW. THIS AGREEMENT, THE NOTES, THE OTHER NOTE PURCHASE DOCUMENTS, AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH SHALL BE DEEMED CONTRACTS AND

INSTRUMENTS MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 21. LIMITATION ON INTEREST. The Holders and the KPP Companies intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained herein or in the Notes shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. No KPP Company nor any of their Subsidiaries nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligations hereunder or under the Notes shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions herein or in the Notes which may be in conflict or apparent conflict herewith.

     THIS WRITTEN NOTE AGREEMENT, THE NOTES AND THE OTHER NOTE PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     Upon your signing the form of acceptance on the enclosed counterpart of this Agreement and returning such counterpart to the KPP Companies, this Agreement shall become a binding agreement between you and the KPP Companies.

                                           Very truly yours,

                                           KANEB PIPE LINE OPERATING
                                           PARTNERSHIP, L.P.

                                           By:  Kaneb Pipe Line Company, its
                                                General Partner

                                                By:
                                                    ----------------------------
                                                    Edward D. Doherty
                                                    Chairman of the Board

                                           STANTRANS, INC.

                                           By:
                                                ----------------------------
                                                Edward D. Doherty
                                                Chairman of the Board

                                           KANEB PIPE LINE PARTNERS, L.P

                                           By:  Kaneb Pipe Line Company, its
                                                General Partner

                                                By:
                                                    ----------------------------
                                                    Edward D. Doherty
                                                    Chairman of the Board

                                           SUPPORT TERMINAL SERVICES, INC.

                                           By:
                                                ----------------------------
                                                Edward D. Doherty
                                                Chairman of the Board

                                           SUPPORT TERMINAL OPERATING
                                           PARTNERSHIP, L.P.

                                           By:  Support Terminal Services, Inc.,
                                                its General Partner

                                                By:
                                                    ----------------------------
                                                    Edward D. Doherty
                                                    Chairman of the Board

                                           STANTRANS HOLDINGS, INC.

                                           By:
                                                ----------------------------
                                                Michele Wilson
                                                Vice President

                                           STANTRANS PARTNERS, L.P.


                                           By:  StanTrans, Inc., its
                                                General Partner

                                                By:
                                                    ----------------------------
                                                    Edward D. Doherty
                                                    Chairman of the Board

The foregoing agreement is
agreed to and accepted by:

[NAME OF HOLDER]

By:
   -------------------------------
   Name:
   Title:

By:
   -------------------------------
   Name:
   Title:

                                  EXHIBIT A

                             FORM OF SERIES C NOTE

                  7.08% First Mortgage Notes Due June 27, 2001


R-___                                                         Richardson, Texas
$____________                                                    _________,1996
Private Placement Number 48417#AB8

     KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ________________________________________ or registered assigns, the principal amount of ____________________ DOLLARS ($___________) as provided herein and in the Note Agreement (as hereinafter defined). The principal of this Note, together with all interest accrued and unpaid herein, shall be due and payable in full on June 27, 2001 (the "Series C Final Maturity Date"). The interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance of this Note shall accrue at the rate of 7.08% per annum from the date hereof, and shall be payable semiannually on the 27th day of June and December of each year, commencing on December 27, 1996; provided that interest (as so computed) on any overdue principal and premium and, to the extent permitted by applicable law, on any overdue interest, shall accrue at the Series C Overdue Rate. If any payment of principal or interest becomes due on a day other than a Business Day, such payment shall be payable on the immediately following Business Day, together with interest to date of payment. Each payment on account of this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at ________________________________.

     This Note is one of an authorized issue of registered 7.08% First Mortgage Notes (together with all notes delivered in substitution or replacement for any thereof, the "Series C Notes") made by the Company in an aggregate principal amount of $_______________, maturing on the Series C Final Maturity Date, and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note. This Note is (i) issued pursuant to and is entitled to the benefits of that certain Note Purchase Agreement dated as of June 27, 1996 among the Company, StanTrans, Inc., Kaneb Pipe Line Partners, L.P., Support Terminal Services, Inc., Support Terminals Operating Partnership, L.P., StanTrans Holdings, Inc., StanTrans Partners, L.P. and each Holder identified on a signature page thereto (the "Note Agreement") and (ii) is secured by and entitled to the benefits of certain Security Documents, including the Guaranties (as such terms are defined in the Note Agreement). Payments on this Note shall be made and applied as provided herein and in the Note Agreement. Reference is hereby made to the Note Agreement for the meaning of terms defined therein which are used herein without further definition.

     The holders of this Note and the Company intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained herein or in the Note Agreement under which this Note was purchased shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Company nor any of its Subsidiaries nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligations hereunder or under the Note Agreement shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions herein or in the Note Agreement which may be in conflict or apparent conflict herewith.

     All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the undersigned has caused its corporate name to be affixed hereunto and this Note to be signed by its duly authorized officer, and has further caused this Note to be dated as of the day and year first above written.

                                           KANEB PIPE LINE OPERATING
                                           PARTNERSHIP, L.P.

                                           By:  Kaneb Pipe Line Company,
                                                its General Partner

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT B

                             FORM OF SERIES D NOTE

                  7.43% First Mortgage Notes Due June 27, 2003


R-___                                                         Richardson, Texas
$____________                                                    _________,199_
Private Placement Number 48417#AC6

     KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a limited liability partnership duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ________________________________________ or registered assigns, the principal amount of ____________________ DOLLARS ($___________) as provided herein and in the Note Agreement (as hereinafter defined). The principal of this Note, together with all interest accrued and unpaid herein, shall be due and payable in full on June 27, 2003 (the "Series D Final Maturity Date"). The interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance of this Note shall accrue at the rate of 7.43% per annum from the date hereof, and shall be payable semiannually on the 27th day of June and December of each year, commencing on December 27, 1996; provided that interest (as so computed) on any overdue principal and premium and, to the extent permitted by applicable law, on any overdue interest, shall accrue at the Series D Overdue Rate. If any payment of principal or interest becomes due on a day other than a Business Day, such payment shall be payable on the immediately following Business Day, together with interest to date of payment. Each payment on account of this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at _____________________________.

     This Note is one of an authorized issue of registered 7.43% First Mortgage Notes (together with all notes delivered in substitution or replacement for any thereof, the "Series D Notes") made by the Company in an aggregate principal amount of $_______________, maturing on the Series D Final Maturity Date, and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note. This Note is (i) issued pursuant to and is entitled to the benefits of that certain Note Purchase Agreement dated as of June 27, 1996, among the Company, StanTrans, Inc., Kaneb Pipe Line Partners, L.P., Support Terminal Services, Inc., Support Terminals Operating Partnership, L.P., StanTrans Holdings, Inc., StanTrans Partners, L.P. and each Holder identified on a signature page thereto (the "Note Agreement") and (ii) is secured by and entitled to the benefits of certain Security Documents, including the Guaranties (as such terms are defined in the Note Agreement). Payments on this Note shall be made and applied as provided herein and in the Note Agreement. Reference is hereby made to the Note Agreement for the meaning of terms defined therein which are used herein without further definition.

     The holders of this Note and the Company intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained herein or in the Note Agreement under which this Note was purchased shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Company nor any of its Subsidiaries nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligations hereunder or under the Note Agreement shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions herein or in the Note Agreement which may be in conflict or apparent conflict herewith.

     All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the undersigned has caused its corporate name to be affixed hereunto and this Note to be signed by its duly authorized officer, and has further caused this Note to be dated as of the day and year first above written.

                                           KANEB PIPE LINE OPERATING
                                           PARTNERSHIP, L.P.


                                           By:  Kaneb Pipe Line Company,
                                                its General Partner

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT C

                             FORM OF SERIES E NOTE

                  7.6% First Mortgage Notes Due June 27, 2006


R-___                                                         Richardson, Texas
$____________                                                    _________,199_
Private Placement Number 48417#AD4

     KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a limited liability partnership duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ________________________________________ or registered assigns, the principal amount of ____________________ DOLLARS ($___________) as provided herein and in the Note Agreement (as hereinafter defined). The principal of this Note, together with all interest accrued and unpaid herein, shall be due and payable in full on June 27, 2006 (the "Series E Final Maturity Date"). The interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance of this Note shall accrue at the rate of 7.6% per annum from the date hereof, and shall be payable semiannually on the 27th day of June and December of each year, commencing on December 27, 1996; provided that interest (as so computed) on any overdue principal and premium and, to the extent permitted by applicable law, on any overdue interest, shall accrue at the Series E Overdue Rate. If any payment of principal or interest becomes due on a day other than a Business Day, such payment shall be payable on the immediately following Business Day, together with interest to date of payment. Each payment on account of this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at ________________________________.

     This Note is one of an authorized issue of registered 7.6% First Mortgage Notes (together with all notes delivered in substitution or replacement for any thereof, the "Series E Notes") made by the Company in an aggregate principal amount of $_______________, maturing on the Series E Final Maturity Date, and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note. This Note is (i) issued pursuant to and is entitled to the benefits of that certain Note Purchase Agreement dated as of June 27, 1996, among the Company, StanTrans, Inc., Kaneb Pipe Line Partners, L.P., Support Terminal Services, Inc., Support Terminals Operating Partnership, L.P., StanTrans Holdings, Inc., StanTrans Partners, L.P. and each Holder identified on a signature page thereto (the "Note Agreement") and (ii) is secured by and entitled to the benefits of certain Security Documents, including the Guaranties (as such terms are defined in the Note Agreement). Payments on this Note shall be made and applied as provided herein and in the Note Agreement. Reference is hereby made to the Note Agreement for the meaning of terms defined therein which are used herein without further definition.

     The holders of this Note and the Company intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained herein or in the Note Agreement under which this Note was purchased shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Company nor any of its Subsidiaries nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligations hereunder or under the Note Agreement shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions herein or in the Note Agreement which may be in conflict or apparent conflict herewith.

     All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the undersigned has caused its corporate name to be affixed hereunto and this Note to be signed by its duly authorized officer, and has further caused this Note to be dated as of the day and year first above written.

                                           KANEB PIPE LINE OPERATING
                                           PARTNERSHIP, L.P.


                                           By:  Kaneb Pipe Line Company,
                                                its General Partner

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT D

                             FORM OF SERIES F NOTE

                  7.98% First Mortgage Notes Due June 27, 2016


R-___                                                         Richardson, Texas
$____________                                                    _________,199_
Private Placement Number 48417#AE2

     KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a limited liability partnership duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ________________________________________ or registered assigns, the principal amount of ____________________ DOLLARS ($___________) as provided herein and in the Note Agreement (as hereinafter defined). The principal of this Note, together with all interest accrued and unpaid herein, shall be due and payable in full on June 27, 2016 (the "Series F Final Maturity Date"). The interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance of this Note shall accrue at the rate of 7.98% per annum from the date hereof, and shall be payable semiannually on the 27th day of June and December of each year, commencing on December 27, 1996; provided that interest (as so computed) on any overdue principal and premium and, to the extent permitted by applicable law, on any overdue interest, shall accrue at the Series F Overdue Rate. If any payment of principal or interest becomes due on a day other than a Business Day, such payment shall be payable on the immediately following Business Day, together with interest to date of payment. Each payment on account of this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at ________________________________.

     This Note is one of an authorized issue of registered 7.98% First Mortgage Notes (together with all notes delivered in substitution or replacement for any thereof, the "Series F Notes") made by the Company in an aggregate principal amount of $15,000,000, maturing on the Series F Final Maturity Date, and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note. This Note is (i) issued pursuant to and is entitled to the benefits of that certain Note Purchase Agreement dated as of June 27, 1996, among the Company, StanTrans, Inc., Kaneb Pipe Line Partners, L.P., Support Terminal Services, Inc., Support Terminals Operating Partnership, L.P., StanTrans Holdings, Inc., StanTrans Partners, L.P. and each Holder identified on a signature page thereto (the "Note Agreement") and (ii) is secured by and entitled to the benefits of certain Security Documents, including the Guaranties (as such terms are defined in the Note Agreement). Payments on this Note shall be made and applied as provided herein and in the Note Agreement. Reference is hereby made to the Note Agreement for the meaning of terms defined therein which are used herein without further definition.

     The holders of this Note and the Company intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained herein or in the Note Agreement under which this Note was purchased shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Company nor any of its Subsidiaries nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligations hereunder or under the Note Agreement shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions herein or in the Note Agreement which may be in conflict or apparent conflict herewith.

     All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the undersigned has caused its corporate name to be affixed hereunto and this Note to be signed by its duly authorized officer, and has further caused this Note to be dated as of the day and year first above written.

                                           KANEB PIPE LINE OPERATING
                                           PARTNERSHIP, L.P.


                                           By:  Kaneb Pipe Line Company,
                                                its General Partner

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT E

                              SOLVENCY CERTIFICATE
                                     (KPOP)

     Reference is made to those certain Note Purchase Agreements dated as of June 27, 1996 (the "Agreements") among Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership ("KPOP"), StanTrans, Inc., a Delaware corporation, Kaneb Pipe Line Partners, L.P., a Delaware limited partnership, Support Terminal Services, Inc., a Delaware corporation, Support Terminals Operating Partnership, L.P., a Delaware limited partnership, StanTrans Holdings, Inc., a Delaware corporation, StanTrans Partners, L.P., a Delaware limited partnership, and the Holders (as defined therein). Terms which are defined in the Agreements and which are used but not defined herein shall have the meanings given them in the Agreements. In order to confirm to the Holders certain fundamental factors in the Holders' decision to enter into the Agreements and to accept the Notes thereunder, the undersigned, in his capacity as ____________ of KPOP, hereby certifies to the Holders as follows:

     1. I have carefully reviewed the contents of this Certificate and have made such investigations and inquiries (including consultation with counsel) as I have deemed necessary or prudent in connection with the matters set forth herein. I am familiar with the properties, businesses, assets and liabilities of KPOP, and I have reviewed (or caused to be reviewed) the Agreements and any other agreements, instruments, or documents in respect of Debt (as defined below). This Certificate is based, in part, on certain estimates and assumptions. I am making this Certificate in good faith, believing that the information, estimates, and assumptions which underlie and form the basis for the statements made in this Certificate are reasonable and are the best available on the date hereof.

     2.  For the purposes of this Certificate:

     (a) "Transactions" means (i) the execution and delivery of the Agreements, the Notes and the other Note Purchase Documents and (ii) the satisfaction of all conditions precedent to the purchase and sale of the Notes under the Agreements.

     (b) "Debt" means, with respect to KPOP, all obligations and liabilities of such Person, whether matured or unmatured; liquidated or unliquidated; disputed or undisputed; secured or unsecured; senior or subordinated; absolute, fixed or contingent; full-recourse, limited-recourse, or non-recourse; and whether or not required to be disclosed pursuant to generally accepted accounting principles.

     3. As of the date of KPOP's most recently prepared financial statements and after giving effect to the Transactions, the present fair salable value of the assets of KPOP will exceed the Debts of KPOP, exclusive of the Notes. On the date hereof and after giving effect to the Transactions, the present fair salable value of the assets of KPOP is approximately $____________ and the amount of Debt of KPOP, exclusive of the Notes, is approximately $____________.

     4. KPOP is able on the date hereof, before giving effect to the Transactions, to realize upon its assets and pay its presently existing Debts as such Debts mature in the expected course of business. After giving effect to the Transactions and to the Debts incurred as a part thereof, KPOP will remain able to realize upon its assets and pay its Debts as such Debts mature in the expected course of business. In making the above statements I have taken into account estimated future transfers of cash and other assets (whether as dividends, loans, repayments or otherwise) among KPOP and its Affiliates, as well as any restrictions on their abilities to make such transfers.

     5. With respect to the businesses and transactions in which KPOP is engaged or about to engage: (i) on the date hereof, before giving effect to the Transactions, KPOP does not have an unreasonably small capital, and (ii) after giving effect to the Transactions, KPOP will not have an unreasonably small capital.

     6. Taking into account the Transactions and all other businesses and transactions in which KPOP is engaged or intends to be engaged, KPOP does not intend or believe that it will incur Debts that will be beyond its ability to pay as such Debts mature.

     7. In consummating the Transactions, KPOP does not intend to disturb, hinder, delay or defraud any of its present or future creditors or any other Persons to which it is or will become, on or after the date hereof, obligated or indebted.

     IN WITNESS WHEREOF, I have executed this Certificate in my capacity as ____________________________, as of _____________, 199 .


                                            ----------------------------
                                            Name:
                                            Title:

                                   EXHIBIT F

                      FORM OF LETTER OF TRANSFER OF NOTES

                                     [DATE]

KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
2435 N. Central Expressway, Suite 700
Richardson, Texas  75080

     Re: Transfer of $__________ Principal Amount of ______% Senior Note Due ________________, ________ (the "Note") from [Seller] to
          [Purchaser]

Dear Sirs:

     Pursuant to Section 14.2 of the Note Purchase Agreement dated as of June 27, 1996 among Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership ("KPOP"), StanTrans, Inc., a Delaware corporation, Kaneb Pipe Line Partners, L.P., a Delaware limited partnership, Support Terminal Services, Inc., a Delaware corporation, Support Terminals Operating Partnership, L.P., a Delaware limited partnership, StanTrans Holdings, Inc., a Delaware corporation, StanTrans Partners, L.P., a Delaware limited partnership, and the original holder of the Note (the "Note Agreement") and KPOP __________% Senior Notes due , ________, this letter is to advise you that [Seller] (the
"Seller") has transferred the Note or a portion thereof in the above-referenced principal amount to [Purchaser] (the "Purchaser"). Capitalized terms defined in the Note Agreement shall have same meanings whenever used herein. In connection with such transfer the Purchaser and the Seller hereby request that KPOP deliver to the Purchaser a Note in the above-referenced principal amount in the form of Exhibit [A][B][C][D] to the Note Agreement.

          1. In connection with the transfer, the Seller hereby represents that the transfer of the Note will not require registration of the Note under the Securities Act of 1933 or under any state securities law.

          2. In connection with the transfer, the Purchaser represents that:

               (i) the Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Act");

               (ii) the Purchaser is acquiring the Note for its own account as principal and not with a view to the distribution or resale of the Note or any portion thereof (it being understood, however, that the disposition of the Note shall at all times be within the Purchaser's control); and

              (iii) [*NO PART OF THE FUNDS USED BY THE PURCHASER TO PURCHASE
                    THE NOTE CONSTITUTES ASSETS ALLOCATED TO ANY SEPARATE ACCOUNT (AS DEFINED IN SECTION 3(17) OF THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1874, AS AMENDED) MAINTAINED BY THE PURCHASER, IN WHICH ANY EMPLOYEE BENEFIT PLAN PARTICIPATES TO THE EXTENT OF 10% OR MORE./TO THE EXTENT THAT ANY PART OF THE FUNDS USED BY THE PURCHASER TO PURCHASE THE NOTE CONSTITUTES ASSETS ALLOCATED TO ANY SEPARATE ACCOUNT (AS DEFINED IN SECTION 3(17) OF THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1874, AS AMENDED) MAINTAINED BY THE PURCHASER, THE PURCHASER HAS DISCLOSED TO KPOP OF EACH EMPLOYEE PENSION BENEFIT PLAN WHOSE ASSETS IN SUCH ACCOUNT EXCEED TEN PERCENT (10%) OF THE TOTAL ASSETS OF SUCH ACCOUNT AS OF THE DATE HEREOF.]

          3. The Purchaser acknowledges that the Note has not been registered under the Act or the securities laws of any state on the ground that the original sale contemplated hereby is exempt from registration under the Act and such state securities laws and agrees that in the absence of such registration the Note will be sold or disposed of only pursuant to an exemption from registration under the Act and such state securities laws.

          4. The Purchaser is concurrently herewith delivering a written agreement agreeing to be bound by all of the terms and conditions of the Intercreditor Agreement in the form attached thereto as Exhibit B.

          5. For the purposes of making any payment to the Purchaser of principal, interest, premiums, if any, under the Note, or any other amount payable thereunder, such payment shall be made to the following account:

          [BANK]
          [ADDRESS]
          [ABA NO.]
          [ACCOUNT NO.]
          [REFERENCE:]

          6. For the purpose of giving any notice or providing information to the Purchaser required under the Note or the Note Agreement, any such notice or information shall be delivered to the Purchaser at the following address:

          [ADDRESS]
          [ATTENTION:]
          [TELEPHONE]
          [TELECOPY]


          [7. Please deliver the registered Note to the Purchaser via courier at the following address:]

                                        [SELLER]

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        [PURCHASER]

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: